UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                              Information Statement
        Pursuant to Section 14(c) of the Securities Exchange Act of 1934


Check the appropriate box:
a.  [ ]  Preliminary Information Statement
b. [ ] Confidential, for Use of the Commission Only (as permitted by Rule l4c-5(d) (2))
c.  [x]  Definitive Information Statement


                             ITEC ATTRACTIONS, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
         (1) Title of each class of securities to which transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $
         (4)      Proposed maximum aggregate value of transaction: $
         (5)      Total fee paid: $
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)      Amount Previously Paid: $
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                             ITEC ATTRACTIONS, INC.
                      3562 Shepherd of the Hills Expressway
                             Branson, Missouri 65616
                                 (417) 335-3533.

                              INFORMATION STATEMENT

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The Board of Directors of the Company is furnishing this Information Statement to all holders of record of the issued and outstanding shares of the Company's common stock, $0.001 par value, as of the close of business on March 2, 2006 (the "Approval Record Date"), in connection with an Amendment to the Company's Articles of Incorporation ("Amendment") to effectuate a 1-for-381,426 reverse stock split. Fractional shares will be redeemed for cash consideration of $0.27 per pre-split share. A copy of the Amendment is attached hereto as Appendix A and is incorporated herein by this reference. When the reverse stock split is consummated, the Company will be privately-held and all of its outstanding shares of common stock will be owned by the Principal Group, comprised of Paul M. Bluto and L. Ann Bluto (the "Principal Group"). As a privately-held company, the Company will terminate its periodic reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), will terminate the registration of its common stock under Section 12(g) of the Exchange Act and will terminate the quotation of its common stock on the OTC Bulletin Board. See "SPECIAL FACTORS - Effects of the Reverse Stock Split" for further details.

         Section 78.390 of the Nevada Revised Statutes requires the Company to obtain approval of the Amendment by the holders of a majority of the issued and outstanding shares of the common stock of the Company. The Company has one class of capital stock outstanding, its common stock. Only stockholders of record at the close of business on the Approval Record Date are entitled to approve and adopt the Amendment. As of the Approval Record Date, 7,512,653 shares of the Company's common stock were issued and outstanding, held of record by approximately 460 stockholders. Each share of common stock issued and outstanding on the Approval Record Date is entitled to one vote with regard to the approval and adoption of the Amendment. See "SPECIAL FACTORS - Approval of the Reverse Stock Split by the Board of Directors and Stockholders" for further details.


         The Nevada Revised Statutes and the Company's bylaws allow its stockholders to approve the Amendment without a meeting, without prior notice and without a vote if a written consent to the Amendment is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted (here, a majority of the outstanding shares of common stock). The members of the Principal Group are the holders of a majority of the issued and outstanding shares of the Company's common stock. The Principal Group has approved the Amendment by written consent dated effective as of the Approval Record Date. Accordingly, your approval and vote in connection with the Amendment are not required and are not being solicited. See "SPECIAL FACTORS - Approval of the Reverse Stock Split by the Board of Directors and Stockholders" for further details.


         Section 78.2055 of the Nevada Revised Statutes gives you the rights of a dissenting owner if you choose to exercise those rights. The rights of dissenting owners are found in Nevada Revised Statutes Sections 92A.300 to 92A.500, inclusive. A copy of that statute is attached hereto as Appendix B and is incorporated herein by this reference. If you wish to exercise those rights in connection with the reverse stock split you must deliver to the Company a written notice of your intent to do so not later than May 10, 2006. A copy of the form of notice is attached hereto as Appendix C and is incorporated herein by this reference. If any dissenting stockholder and the Company cannot agree to the fair value of such stockholder's fractional share, such fair value will be determined in a proceeding before a district court of the State of Nevada. See "APPRAISAL RIGHTS OF DISSENTING OWNERS" for further details.


         The Company will pay the expenses of furnishing this Information Statement, including the cost of preparing, assembling and mailing this Information Statement. The Company anticipates that this Information Statement will be sent or given on or about March 9, 2006 to the record holders of common stock as of the close of business on the Approval Record Date, and that the Amendment will be filed with the Nevada Secretary of State and become effective no earlier than the 20th day after this Information Statement is sent or given to those holders of common stock. See "THE REVERSE STOCK SPLIT - Basic Terms" for further details.

         Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company receives contrary instructions from one or more of the security holders. The Company will undertake to deliver promptly upon written or oral request a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. See "OTHER INFORMATION - Where You Can Find Additional Information" for further details.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE REVERSE STOCK SPLIT, PASSED UPON THE MERITS OR FAIRNESS OF THE REVERSE STOCK SPLIT, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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
                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
SUMMARY TERM SHEET..............................................................................................-5-

SPECIAL FACTORS.................................................................................................-7-
         Background of the Reverse Stock Split..................................................................-7-
         Purposes and Reasons for the Reverse Stock Split.......................................................-9-
         Effects of the Reverse Stock Split....................................................................-10-
         Factors Favoring the Reverse Stock Split..............................................................-11-
         Factors Disfavoring the Reverse Stock Split...........................................................-12-
         Material Federal Income Tax Consequences..............................................................-12-
         Fairness of the Reverse Stock Split...................................................................-15-
         Additional Factors Considered by the Board of Directors in Approving the Reverse Stock
                  Split........................................................................................-26-
         Approval of the Reverse Stock Split by the Board of Directors and Stockholders........................-27-
         Other Offers..........................................................................................-28-

THE REVERSE STOCK SPLIT........................................................................................-29-
         Basic Terms...........................................................................................-29-
         Procedure Following the Reverse Stock Split...........................................................-29-
         Source of Funds and Financial Effects of the Reverse Stock Split......................................-30-
         Accounting Consequences...............................................................................-32-
         Certain Legal Matters.................................................................................-32-
         Conduct of Business After the Reverse Stock Split - Future Company Plans..............................-32-
         Reservation of Right to Abandon the Reverse Stock Split...............................................-33-

APPRAISAL RIGHTS OF DISSENTING OWNERS..........................................................................-33-

OTHER INFORMATION..............................................................................................-35-
         Background Information Concerning Filing Persons......................................................-35-
         Background Information Concerning Directors, Executive Officers and Controlling
                  Stockholders.................................................................................-35-
         Security Ownership of Certain Beneficial Owners and Management........................................-37-
         Market Prices of Common Stock and Dividend Policy.....................................................-38-
         Ratio of Earnings to Fixed Charges....................................................................-39-
         Book Value per Share..................................................................................-40-
         Financial Statements and Management's Discussion and Analysis of Financial Condition
                  and Results of Operations....................................................................-40-
         Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
                   ............................................................................................-40-
         Forward-Looking Statements............................................................................-40-
         Where You Can Find Additional Information.............................................................-40-

APPENDIX A - FORM OF CERTIFICATE OF AMENDMENT OF ARTICLES OF
         INCORPORATION OF ITEC ATTRACTIONS, INC...............................................................A - 1

APPENDIX B - TEXT OF STATUTORY PROVISIONS GOVERNING RIGHTS OF
         DISSENTING STOCKHOLDERS, NRS 92A.300 to 92A.500......................................................B - 1

APPENDIX C - FORM OF DEMAND FOR PAYMENT OF FAIR VALUE.........................................................C - 1

APPENDIX D - Audited Financial Statements as of December 31, 2004 and 2003 and for each of the years then ended, Unaudited Financial Statements for the interim periods ended
         September 30, 2005 and 2004 and Management's Discussion and Analysis of Financial
         Condition and Results of Operations..................................................................D - 1

                               SUMMARY TERM SHEET

         The following summary briefly describes the most material terms of the reverse stock split. The Information Statement contains a more detailed description of these terms and you are encouraged to read the Information Statement in its entirety.

o The Reverse Stock Split. The Board of Directors of the Company has unanimously adopted resolutions authorizing and approving an Amendment to the Company's Articles of Incorporation ("Amendment") to effectuate a 1-for-381,426 reverse stock split. Fractional shares will be redeemed for cash consideration of $0.27 per pre-split share. The Board of Directors directed management to submit the Amendment to the Company's stockholders for approval. See "SPECIAL FACTORS - Approval of the Reverse Stock Split by the Board of Directors and Stockholders" for further details.

o Approval of Stockholders. The Amendment to implement the reverse stock split requires the affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of the Company's common stock as of the Approval Record Date. The Company has approximately 460 stockholders of record holding an aggregate of 7,512,653 shares of common stock issued and outstanding as of the Approval Record Date. Members of the Principal Group hold 5,339,970 shares, or approximately 71.08%, of the issued and outstanding stock of the Company. The members of the Principal Group approved the Amendment by written consent effective as of March 2, 2006, the Approval Record Date. See "SPECIAL FACTORS - Approval of the Reverse Stock Split by the Board of Directors and Stockholders" for further details.

o Purpose of the Reverse Stock Split. The purpose of the reverse stock split is to make the Company privately-held, thereby relieving it of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. See "SPECIAL FACTORS - Purposes and Reasons for the Reverse Stock Split" for further details.

o After the Reverse Stock Split. When the reverse stock split is consummated, the Company will be a privately-held company and will be owned entirely by the two members of the Principal Group. All unaffiliated security holders will receive cash consideration of $0.27 per pre-split share for their shares of stock of the Company. The Company will terminate its periodic reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), will terminate the registration of its common stock under Section 12(g) of the Exchange Act and will terminate the quotation of its common stock on the OTC Bulletin Board. See "SPECIAL FACTORS - Effects of the Reverse Stock Split" for further details.

o Fairness Determination of Board of Directors. The Board of Directors of the Company reasonably believes that the reverse stock split is substantively and procedurally fair to the unaffiliated security holders of the Company. See "SPECIAL FACTORS - Fairness of the Reverse Stock Split" for further details. In making this determination, the Board of Directors considered many factors, including a third party valuation report concerning the fair value of the Company's common stock in connection with the reverse stock split and a third party fairness opinion that the price being offered to the unaffiliated security holders is fair. See "SPECIAL FACTORS - Fairness of the Reverse Stock Split" and "SPECIAL FACTORS - Additional Factors Considered by the Board of Directors in Approving the Reverse Stock Split" for further details.

o Fairness Determination of Principal Group. The members of the Principal Group have adopted the findings of the Board of Directors regarding the Amendment and the reverse stock split. Each of the members of the Principal Group reasonably believes that the reverse stock split is substantively and procedurally fair to the unaffiliated security holders of the Company. See "SPECIAL FACTORS - Fairness of the Reverse Stock Split" for further details.

o Potential Conflicts of Interest with Principal Group. The members of the Principal Group, consisting of Paul M. Bluto and L. Ann Bluto, presently control the majority of the Company's common stock and after the reverse stock split will own 100% of the common stock of the Company. There are potential conflicts of interest between the Principal Group and the Company's unaffiliated security holders, inasmuch as the reverse stock split will increase the percentage ownership interest of the Principal Group in the Company's common stock to 100% and eliminate the percentage ownership interest of all of the Company's unaffiliated security holders. See "SPECIAL FACTORS - Fairness of the Reverse Stock Split" and "OTHER INFORMATION - Security Ownership of Certain Beneficial Owners and Management" for further details.

o Sources of Funds. The expenses and cash consideration for the reverse stock split will be paid with the Company's available cash and credit, consisting of a loan from L. Ann Bluto for up to $350,000, bearing interest at prime plus 2%, a line of credit from Ozark Mountain Bank for up to $400,000 and cash from operations. The Company and the Principal Group estimate that they will use approximately $790,000.00 in cash to complete the reverse stock split, which includes cash payments to be made in lieu of issuing fractional shares as well as professional fees and other expenses related to the transaction. See "THE REVERSE STOCK SPLIT - Source of Funds and Financial Effect of the Reverse Stock Split" for further details.

o Abandonment. The Board of Directors has reserved the right to abandon the Amendment and the reverse stock split at any time prior to its effective time. If the reverse stock split is not completed for any reason, you will not receive any payment for your shares of the Company's common stock. If the reverse stock split is not completed, management is expected to operate the Company's business in a manner similar to that in which it is being operated today. See "THE REVERSE STOCK SPLIT - Reservation of Right to Abandon the Reverse Stock Split" for further details.

o Tax Consequences. The Company believes the reverse stock split will be treated as a tax-free "recapitalization" for federal income tax purposes, which will result in no material federal income tax consequences to the Company. Depending on each stockholder's individual situation, the reverse stock split may give rise to certain income tax consequences for stockholders. See "SPECIAL FACTORS - Material Federal Income Tax Consequences" for further details.

o Statutory Appraisal Rights. Holders of the Company's common stock have the rights of a dissenting owner under Nevada law if they choose to exercise those rights and take certain actions necessary to perfect those rights. See "APPRAISAL RIGHTS OF DISSENTING OWNERS" for further details.

                                 SPECIAL FACTORS

Background of the Reverse Stock Split

         In February 1997 Paul M. Bluto acquired 4,433,490 shares of the Company's common stock pursuant to a Plan of Reorganization. Since that time, the members of the Principal Group have owned a majority of the common stock of the Company. With the concentration of control of the Company in the Principal Group, the subject of the Company going private has been discussed from time to time among the Principal Group and the Board of Directors. The primary motivation for these discussions has been the view that the Company is not realizing the benefits of a public company in the form of liquidity and capital formation, and yet, is incurring all of the costs, administrative burdens and competitive disadvantages of being a public company. The principal considerations in these discussions have been the setting of a fair value price for the acquisition of the shares of the unaffiliated security holders and arranging for the financing of the purchase price.

         Paul M. Bluto and L. Ann Bluto, the members of the Principal Group, serve on the Board of Directors of the Company. Paul M. Bluto also serves as chief executive officer and chief financial officer of the Company.

         Inasmuch as the Principal Group owns a majority of the Company's outstanding common stock, the Principal Group has the ability to effect the going private transaction without any other shareholder approval. Therefore, the primary approach considered has been the reverse split whereby the Principal Group could acquire all of the shares of common stock of the unaffiliated security holders, either directly or through the Company. The unaffiliated security holders of the Company include all security holders other than members of the Principal Group, Paul M. Bluto and L. Ann Bluto.

         The primary concern of the Board of Directors in considering the going-private transaction has been the setting of a fair value price for the acquisition of the shares of the unaffiliated security holders. In order to obtain additional information relative to a fair value price for the Company's common stock, the Board of Directors determined to obtain independent advice in the form of a third party valuation report. Mr. Kelvyn H. Cullimore, Jr., a member of the Board of Directors, suggested Houlihan Valuation Advisors to prepare a valuation report for the Company and, if the Company were to proceed with a going private transaction, to render a fairness opinion with respect to the share price determined by the Board of Directors. Mr. Cullimore became acquainted with Houlihan Valuation Advisors when it provided services to Dynatronics Corporation, a public company of which Mr. Cullimore is the President and chief executive officer.

         At the February 20, 2004 board meeting, the Board of Directors approved the engagement of Houlihan Valuation Advisors to prepare a valuation report for the Company so that the Board of Directors could have a reasonable basis to determine the expected costs of a going private transaction for the Company, including a going concern value for the Company's stock. At that time the Company's stock was trading at a price of $0.07 per share.

         Houlihan Valuation Advisors provided an initial valuation report to the Board of Directors that suggested that a reasonable going concern estimate of the fair value of the Company's common stock for purposes of a buyout of minority stockholders at March 31, 2004 was $0.16 per share.

         At the next board meeting on June 4, 2004, the initial valuation report of Houlihan Valuation Advisors was considered and discussed by the Board of Directors. With this information about the expected costs of a going private transaction, the Board of Directors then considered various alternatives for the financing of a going private transaction. However, financing was not available at that time so the transaction did not proceed.

         At the next board meeting on October 1, 2004, additional financing alternatives were discussed and management was directed to obtain loan commitments, if possible.

         At the next board meeting on February 25, 2005, the Board of Directors and the Principal Group considered a proposal by Ozark Mountain Bank to refinance the Company's debt and to provide a line of credit which could be used to finance a portion of the going private transaction. The Board of Directors, including the Principal Group, determined that if this refinancing with Ozark Mountain Bank could be accomplished, the Company should proceed with the going private transaction and that Houlihan Valuation Advisors should be requested to update the valuation report.

         In the meantime, the Board of Directors met on June 23, 2005 to act on the going private transaction. The Principal Group proposed payment of cash consideration of $0.27 per pre-split share to redeem the stock of unaffiliated security holders. This proposal was based upon the amount that the Principal Group reasonably believed that it could pay and which the Principal Group reasonably believed to be a fair value for the shares of unaffiliated security holders. This amount exceeded the current trading price of the Company's common stock as well as its net book value by a substantial premium. It also exceeded the initial valuation report provided by Houlihan Valuation Advisors by a substantial margin. The Board of Directors approved the going private transaction at $0.27 per pre-split share provided that the amount equaled or exceeded both the going concern value and the liquidation value as determined by Houlihan Valuation Advisors.

         Houlihan Valuation Advisors provided an updated valuation report to the Board of Directors that suggested that a reasonable estimate of the fair value of the Company's common stock at June 30, 2005 is $0.214 per share on a going concern basis and $0.243 per share on a liquidation basis. The delivery of the updated valuation report had been delayed by a review of the Company's December 31, 2004 Annual Report on Form 10-KSB by the Securities and Exchange Commission.

         The Board of Directors requested and received from Houlihan Valuation Advisors a fairness opinion dated September 28, 2005 that $0.27 per share represents a fair value of the Company's stock held by unaffiliated security holders. Houlihan Valuation Advisors has not made any oral presentation to the Board of Directors in connection with its engagement. Houlihan Investment Advisors has merely delivered printed copies of its initial and updated valuation reports and its fairness opinion to the Board of Directors.

         Neither the Company, any member of the Principal Group, nor any executive officer or director of the Company nor any person controlling the Company has made any provision in connection with the reverse stock split to grant unaffiliated security holders access to the Company's corporate files or to obtain counsel or appraisal services for such stockholders. In lieu of such provisions, the Board of Directors has authorized a third party valuation report of the value of the Company's common stock and has obtained a third party fairness opinion regarding the cash consideration paid for fractional shares in the reverse stock split.

         Subsequent to approval of the reverse stock split by the Board of Directors, Dynatronics Corporation requested that the Company redeem its 210,341 shares of common stock of the Company for a price of $0.27 per share, or an aggregate consideration of $56,792.07, which was done in September 2005 and Mr. Ed Tellefsen requested that the Company redeem his 235,064 shares of common stock of the Company for a price of $0.27 per share, or an aggregate consideration of $63,467.28, which was done in December 2005. These redemptions were made as accommodations to these shareholders.

Purposes and Reasons for the Reverse Stock Split

         The reverse stock split is a Rule 13e-3 transaction under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The purpose for which the Company and each of the members of the Principal Group is engaging in the reverse stock split is to make the Company privately-held, thereby relieving it of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. When completed the reverse stock split will reduce the number of record holders of the Company's common stock to fewer than 300, thereby allowing the Company to terminate the registration of its common stock under Section 12(g) of the Exchange Act and to discontinue the filing of reports with the Securities and Exchange Commission. In fact, the two members of the Principal Group will be the only remaining stockholders of the Company upon completion of the reverse stock split.

         In connection with the reverse stock split, the Company and the members of the Principal Group have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the Securities and Exchange Commission. As soon as practicable after the effective time of the reverse stock split, the Company will terminate its periodic reporting obligations under Sections 13 and 15(d) of the Exchange Act, will terminate the registration of its common stock under Section 12(g) of the Exchange Act and will terminate the quotation of its common stock on the OTC Bulletin Board.

         In considering a going private transaction for the Company, the Board of Directors reviewed the typical types of transactions for accomplishing that result, including a tender offer for the purchase of all or most of the Company's publicly held shares, the merger with or sale of the Company's assets to another company, and a reverse stock split. Given the Company's circumstances, the Board of Directors, the Company and each of the members of the Principal Group determined that a reverse stock split would be the preferred for of going private transaction because it has the highest likelihood of successful completion at the least cost. The Company and each of the members of the Principal Group is undertaking the reverse stock split at this time because, among other reasons, they believe that the Company will save substantial costs associated with compliance with the public reporting requirements of a public company.

Effects of the Reverse Stock Split

         The reverse stock split transaction will reduce the number of stockholders of the Company's common stock from approximately 460 record holders to two (2) stockholders, the members of the Principal Group, and will reduce the number of outstanding shares of common stock from 7,512,653 shares to approximately 14 shares.

         Upon completion of the reverse stock split transaction the Company's common stock will no longer be listed on any stock trading exchange or quotation system and will not be publicly traded. The registration of the Company's common stock under Section 12 of the Securities Exchange Act of 1934 will be terminated and the Company will not longer file any reports with the Securities and Exchange Commission.

         The Company's Articles of Incorporation currently authorize the issuance of 45,000,000 shares of capital stock consisting of 40,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated Preferred Stock. The reverse stock split will not result in any change to the Company's authorized shares of capital stock. The reverse stock split is not expected to have any significant effect upon the ongoing operations of the Company. However, the Company will incur additional debt of up to $790,000 in connection with the payment of cash consideration for fractional shares.

         The Principal Group will own 100% of the common stock of the Company as a result of the reverse stock split, whereas now they own approximately 69% of the common stock of the Company. The Principal Group's interest in the net book value of the Company and net earnings of the Company will increase from approximately 71% to 100%. At September 30, 2005, the interest of the Principal Group in the net book value of the Company was approximately $1,179,943, and if the reverse stock split transaction had been completed on September 30, 2005, the interest of the Principal Group in the net book value of the Company would have been approximately $922,048 (giving effect to the additional debt incurred by the Company in connection with the reverse stock split). At September 30, 2005, the interest of the Principal Group in the net loss of the Company was approximately ($321,876), and if the reverse stock split transaction had been completed on September 30, 2005, the interest of the Principal Group in the net loss of the Company would have been approximately ($467,028).

         As a result of the reverse stock split, all of the unaffiliated security holders of the Company, being all security holders who are not members of the Principal Group, will cease to be shareholders of the Company and will exchange all of their shares of stock of the Company for cash consideration.

Factors Favoring the Reverse Stock Split

         The Reverse Stock Split Provides Smaller Stockholders with Liquidity. Most of the Company's stockholders hold small positions which cannot be cost effectively sold because the brokerage commission in an open market transaction would eliminate much, if not all, of the proceeds to the stockholder. The reverse stock split will provide these stockholders at the effective time with the opportunity to liquidate their investment in the Company while not being required to pay a brokerage commission.

         No Unusual Conditions to the Reverse Stock Split. The Board of Directors also considered the likelihood that the reverse stock split would be implemented. In this regard, it considered that there are no unusual requirements or conditions to the reverse stock split, and that the Company has the financial resources to implement the reverse stock split expeditiously.

         The Reverse Stock Split Will Apply Equally to All Shares of our Common Stock. The purpose of the reverse stock split is to reduce the number of record holders to include only the Principal Group so that the Company can file to terminate its public reporting and continue future operations as a private company owned wholly by the Principal Group. All stockholders of the Company, other than the Principal Group, will receive cash for their shares and their ownership in the Company will be terminated.

         Cost Savings. The Company incurs costs associated with its status as a public company. Among the most significant are the costs associated with compliance with the public reporting imposed by the Securities and Exchange Commission. The Company will save in general and administrative costs by being a private company. It is also believed that because of the Sarbanes-Oxley Act, such costs will increase in the future. Additionally, the cost to the Company in terms of management time spent on complying with the public reporting will also be saved.

         The Reverse Stock Split Offers Stockholders the Opportunity to Receive Cash at a Premium In Lieu of Fractional Shares. The Board of Directors considered several methods for valuing the Company's common stock to determine the price per share to be paid to stockholders in lieu of issuing fractional shares of our common stock as a result of the reverse stock split. The Board of Directors obtained and relied upon a third party valuation report in determining the cash consideration to be paid to unaffiliated security holders and obtained a third party fairness opinion that the price determined was fair. The reverse stock split was approved unanimously by the Board of Directors.

Factors Disfavoring the Reverse Stock Split

         The Reverse Stock Split Was Approved by the Principal Group Without a Vote by Unaffiliated Security Holders. The Principal Group, comprised of Paul M. Bluto and L. Ann Bluto, owns 71.08% of the common stock of the Company. Based upon this controlling interest, the Principal Group holds sufficient shares of common stock to approve the reverse stock split without securing the approval of any of the unaffiliated security holders. The reverse stock split transaction does not require the approval of any of the unaffiliated security holders. Nevertheless, this factor is outweighed by the equal application of the reverse stock split to all shares of the Company's common stock and the fairness of the price paid to the unaffiliated security holders.

         Inability to Participate in Any Future Increase in the Value of Our Common Stock. Unaffiliated security holders who are cashed-out as a result of the reverse stock split will have no further equity interest in the Company. Accordingly, they will no longer have the opportunity to participate in any increase or decrease in the value of the Company's common stock, its assets, earnings or profits. This factor is outweighed by the equal application of the reverse stock split to all shares of the Company's common stock and the fairness of the price paid to the unaffiliated security holders.

         Other Factors. All cash consideration amounts owed to the cashed-out stockholders as a result of the reverse stock split will be subject to applicable federal and state income taxes and state-abandoned property or escheat laws. Additional details regarding the federal tax consequences are described later in this Information Statement under the heading "SPECIAL FACTORS
- Material Federal Income Tax Consequences." Additional details regarding state-abandoned property, or escheat, laws are described later in this Information Statement under the heading "THE REVERSE STOCK SPLIT - Procedure Following the Reverse Stock Split - Escheat Laws."

Material Federal Income Tax Consequences

         The following discussion describes the material U.S. federal income tax consequences to the Company and its U.S. Stockholders resulting from the reverse stock split. This discussion does not address any tax consequences arising under any state, local or foreign tax laws or U.S. federal estate or gift tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, or IRS, all as in effect as of the date of this information statement. These authorities may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the reverse stock split or that any such contrary position would not be sustained by a court.

         This summary also assumes that the stockholders have held and will continue to hold their shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. This summary does not discuss all aspects of federal income taxation, including certain aspects that may be important to stockholders in light of their individual circumstances. Many stockholders, such as banks, financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and securities traders that elect mark-to-market tax accounting treatment, may be subject to special tax rules. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders who received our common stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations.

         For purposes of this discussion, "U.S. person" means any of the following:

         (1) a citizen or resident of the U.S.;

         (2) a corporation or other entity taxable as a corporation created or organized under U.S. law (federal or state);

         (3) an estate the income of which is subject to U.S. federal income taxation regardless of its sources;

         (4) a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

         (5) any other person whose worldwide income and gain is otherwise subject to U.S. federal income taxation on a net basis.

         As used in this discussion, the term "U.S. Stockholder" means a beneficial owner of the Company's common stock that is a U.S. person. This discussion does not address any matters with respect to a "non-U.S. Stockholder" meaning a beneficial owner of our common stock that is not a U.S. person.

         We recommend that each stockholder consult with their own tax advisor as to the particular federal, state, local, foreign and other tax consequences, in light of their specific circumstances. If a partnership holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If the stockholder is a partner of a partnership holding our common stock, we suggest that such stockholder consult his or her tax advisor.

         Federal Income Tax Consequences to the Company. The reverse stock split is not expected to have any material U.S. federal income tax consequences to the Company.

         Federal Income Tax Consequences to Stockholders. A stockholder who receives cash consideration in lieu of a fractional share as a result of the reverse stock split and is not related to any person or entity that holds the

Company's common stock immediately after the reverse stock split will recognize capital gain or loss. The amount of capital gain or loss the stockholder recognizes will equal the difference between the cash received for the cashed-out stock and the aggregate adjusted tax basis in such stock.

         If a stockholder is related to a person or entity who continues to hold the Company's common stock immediately after the reverse stock split, such stockholder will recognize gain or loss in the same manner as set forth in the previous paragraph, provided that such receipt of cash either is "not essentially equivalent to a dividend," or is a "substantially disproportionate redemption of stock," as described below.

         "Not Essentially Equivalent to a Dividend." A stockholder will satisfy the "not essentially equivalent to a dividend" test if the reduction in its proportionate interest in the Company resulting from the reverse stock split is considered a "meaningful reduction" given the particular facts and circumstances. The Internal Revenue Service ("IRS") has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the Company will meet this test.

         "Substantially Disproportionate Redemption of Stock." The receipt of cash in the reverse stock split will be a "substantially disproportionate redemption of stock" for a stockholder if the stockholder owns less than 50% of the outstanding shares of our common stock after the reverse stock split, and the percentage of the outstanding shares of our common stock owned by the stockholder immediately after the reverse stock split is less than 80% of the percentage of shares of our common stock it owned immediately before the reverse stock split.

         In applying these tests, the stockholder will be treated as owning shares actually or constructively owned by certain individuals and entities related to the stockholder. If the receipt of cash consideration in lieu of fractional shares of the Company's common stock does not give rise to capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of the stockholder's ratable share of our undistributed earnings and profits, then as a tax-free return of capital to the extent of its aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

         Federal legislation also reduced the maximum U.S. federal income tax rate applicable to net capital gain (defined generally as the total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months to 15%. The reduced rate of tax applies to the taxable years between 2003 and 2008. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will also continue to be subject to tax at the ordinary income tax rates applicable to corporations. For both individual and corporate taxpayers, there are significant limitations on the deductibility of capital losses.

         Under the Internal Revenue Code, a U.S. Stockholder may be subject to information reporting on the cash received in the reverse stock split unless an exemption applies. Back-up withholding may also apply (currently at a rate of 28%) with respect to the amount of cash received in the reverse stock split, unless the stockholder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the back-up withholding rules. Back-up withholding is not an additional tax and any amounts withheld under the back-up withholding rules may be refunded or credited against your U.S. federal income tax liability, if any, provided that you furnish the required information to the Internal Revenue Service in a timely manner. Each U.S. Stockholder should consult its own tax advisor as to the qualifications for exemption from back-up withholding and the procedures for obtaining such exemption.

         As explained above, the amounts paid to a stockholder as a result of the reverse stock split may result in dividend income, capital gain income, or some combination of dividend and capital gain income to such stockholder depending on its individual circumstances. We recommend that each stockholder to consult its tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the transaction, in light of their specific circumstances.

         Federal Income Tax Consequences to Others. Neither Paul M. Bluto nor L. Ann Bluto expects to recognize any income, gain or loss as a result of the reverse stock split.

Fairness of the Reverse Stock Split

         Determination by the Board of Directors. The Board of Directors of the Company reasonably believes that the reverse stock split is substantively and procedurally fair to the unaffiliated security holders of the Company, that is those stockholders who are not part of the Principal Group. No director of the Company dissented to or abstained from voting on the Rule 13e-3 transaction described herein.

         The Board of Directors has considered and discussed a going private transaction as a means of reducing the Company's costs and expenses, its administrative burdens and its competitive disadvantage, and allowing management to redirect its focus on maximizing revenues. The Board of Directors and management have determined that the reverse stock split would be the best means of accomplishing these goals because of its simplicity and its likelihood of completion.

         In determining the fairness of the reverse stock split transaction to unaffiliated security holders of the Company, the Board of Directors has considered the current and historical market prices of the Company's common stock as well as the net book value of the common stock. The Board of Directors also considered the going concern value and liquidation value of the Company and in doing so engaged Houlihan Valuation Advisors to provide analysis in the form of a valuation report. The Board of Directors adopted the analysis of the valuation report regarding the going concern value and liquidation value of the Company. Based upon the foregoing value factors, the Board of Directors determined $0.27 per share to be a fair value to unaffiliated security holders. No particular preference or weight was given to any of these value factors because the accepted price of $0.27 per share exceeded each of these value factors.

         The determination by the Board of Directors of $0.27 per share to be a fair value to unaffiliated security holders was subject to the receipt by the Board of Directors of a fairness opinion that the price was a fair price. The Board of Directors also requested and received a fairness opinion dated September 28, 2005 from Houlihan Valuation Advisors that $0.27 per share represents a fair value of the Company's stock for unaffiliated security holders. In preparing the opinion, Houlihan Valuation Advisors used the updated valuation report, conducted a review of subsequent events and conducted other analysis of conditions affecting the Company.

         The Board of Directors also engaged Houlihan Valuation Advisors to provide independent third party input in view of possible conflicts of interest involved in the reverse stock split. Of concern was the potential conflict of interest that could arise between the Principal Group and the unaffiliated security holders because the reverse stock split will effectively increase the percentage ownership interest of the Principal Group in the Company's common stock to 100% and eliminate the ownership of all of the other stockholders.

         Summary of Factors Reviewed to Determine Fairness of Fractional Share Purchase Price. During the past three years, the historical prices of the Company's common stock have been between a high of $0.52 and a low of $0.01. The total trading volume during that three year period was approximately 211,500 shares, less than 3% of the total outstanding shares of the Company. The small volume demonstrates the thin market for the Company's stock and the lack of liquidity to the stockholders of the Company. The thin market also results in disproportionate fluctuations in the price of the Company's stock from very small trades. On March 11, 2005 the Company's stock traded between a high of $0.30 per share and a low of $0.20 per share, with a volume of 1,000 shares. On March 3, 2005 the Company's stock traded between a high of $0.50 per share and a low of $0.20 per share, with a volume of 8,200 shares. During the period February 2, 2005 to February 8, 2005, the Company's stock traded between a high of $0.52 per share and a low of $0.20 per share, with a volume of 34,100 shares (representing almost 17% of the total volume for the past three years). On December 27-28, 2004 the Company's stock traded between a high of $0.30 per share and a low of $0.20 per share, with a volume of 1,900 shares. Except for the foregoing, the Company's stock has not traded over $0.25 per share during the past three years. The Board of Directors is not aware of any business or financial information regarding the Company which would have given rise to the foregoing transactions and therefore those transactions are viewed as aberrations and not valid indicators of the fair value of the Company.

         On June 29, 2005, the day on which the Company announced the reverse stock split, the quoted price of the Company's shares was $0.14 per share with no volume. During the month of June 2005, the Company's stock traded between $0.17 per share and $0.10 per share, with a volume of 6,000 shares, 100 of which traded at $0.17 per share and the remainder of which traded between $0.14 per share and $0.10 per share. The cash consideration of $0.27 per pre- split share to the unaffiliated security holders is approximately 193% of the $0.14 quoted price on the day of the Company's announcement of the reverse stock split and approximately 159% of the highest trade ($0.17) during the month of June 2005.

         Since June 29, 2005, the date of public announcement of the reverse stock split, the market price of the Company's shares has increased from $0.14 per share on to a current price of $0.25 per share, likely in anticipation of the reverse stock split, with approximately 78,700 shares changing hands since that date.

         The net book value per share of the Company's common stock on June 30, 2005, the day following the public announcement of the reverse stock split, was approximately $0.21 per share. The cash consideration of $0.27 per pre-split share to the unaffiliated security holders is approximately 129% of the $0.21 net book value per share of the Company's common stock.

         To determine the going concern value and the liquidation value of the Company's common stock, the Board of Directors engaged Houlihan Valuation Advisors, a third party valuation company, to prepare a valuation report for consideration by the Board of Directors.

         Houlihan Valuation Advisors is a national firm focusing on business valuation and related financial advisory services. Since 1986, HVA has provided independent valuation expertise in thousands of transactions for clients in virtually every industry. At the foundation of the firm's varied advisory services is a core understanding of how businesses are valued in the market and the ability to communicate that knowledge in a compelling, well-documented analysis. Houlihan Valuation Advisors was suggested to the Board of Directors of the Company by Kelvyn H. Cullimore, Jr., also a director of the Company. Mr. Cullimore had become acquainted with the Salt Lake City, Utah office of Houlihan Valuation Advisors when they performed valuation work for Dynatronics Corporation, a public company of which Mr. Cullimore is a Director, the President and Chief Executive Officer. The Board of Directors of the Company contacted the Salt Lake City, Utah office of Houlihan Valuation Advisors in February 2004 regarding their qualifications and the costs to provide a valuation report on the Company and a fairness opinion with respect to the Company's common stock. Houlihan Valuation Advisors made a proposal to the Board of Directors for the price and scope of the engagement and the Board of Directors engaged Houlihan Valuation Advisors in February 2004. There are no other relationships or arrangements between the Company or its affiliates and Houlihan Valuation Advisors.

         Houlihan Valuation Advisors prepared an initial valuation report which was submitted to the Board of Directors on June 28, 2004. This initial valuation report suggested that a reasonable estimate of the fair value of the Company's common stock for purposes of a buyout of minority stockholders at March 31, 2004 was $0.16 per share. Because of financing limitations, the Board of Directors took no further action with respect to the reverse stock split at that time.

         At the February 25, 2005 board meeting, the Board of Directors voted to proceed with the refinancing of the Company's debt and if that could be accomplished to proceed with the reverse stock split. The Board of Directors requested an updated valuation report from Houlihan Valuation Advisors. The updated valuation report was delayed due to the review of the Company's Annual Report of Form 10-KSB by the Securities and Exchange Commission. The updated valuation report was submitted to the Board of Directors on September 6, 2005 and suggests that a reasonable estimate of the fair value of the Company's common stock at June 30, 2005 is $0.214 per share on a going concern basis and $0.243 per share on a liquidation basis. The updated valuation report of Houlihan Valuation Advisors is an exhibit to the Company's Schedule 13E-3 which has been filed with the Securities and Exchange Commission. See "Where You Can Find More Information." The fractional share price of $0.27 per pre-split share is 126% of the fair value on a going concern basis on June 30, 2005 and 111% of the fair value on a liquidation basis on June 30, 2005.

         The initial valuation report and the updated valuation report were prepared by Houlihan Valuation Advisors at the request of the Company to provide an estimate of the fair value of the common stock of the Company as of March 31, 2004 and June 30, 2005, respectively, for the purpose of exploring the feasibility of repurchasing outstanding minority interests in the Company. The valuation reports were prepared in accordance with the Uniform Standards of Professional Appraisal Practice as well as Business Valuation Standards set forth by the American Society of Appraisers. The valuation reports first look at the background and operating characteristics of the Company. They next provide overviews of the national economy and the entertainment and restaurant industries, each important as a description of the environment in which the Company operates. A financial analysis of the Company, as well as a comparative analysis of the performance of the Company with that of the industry, follows. Next, the valuation reports determine explicit values for the Company via the application of alternative valuation techniques. Four valuation methods are analyzed: book value (including liquidation value), transaction value, market value (derived from market value ratios of guideline companies and ratios of comparable company transactions), and income value (based on the present value of future benefits). After considering the assumptions and relative justification of each valuation method, the results are synthesized into a fair market value estimate of the Company's common stock.

         Summary of Valuation Reports.
         -----------------------------

Going Concern Analysis

         Four widely recognized approaches were considered by Houlihan Valuation Advisors in estimating the fair value of the common stock of ITEC as of June 30, 2005 on a going concern basis: book value, market value (derived from market value ratios of similar firms), transaction value, and income value (based on the present value of future benefits). The outcomes are summarized below. The assumptions and corresponding data of each method have been analyzed and weighted based on the relative justification of each. In doing so the most weight has been given to the income method, the second most weight was placed on trading history (had there been a truly active market this method would have received the highest consideration), the next most weighted approach was the market method and no weight was accorded the cost approach because that is only applicable if the Company is liquidated. Houlihan Valuation Advisors determined that a reasonable estimate of the fair value of the common stock of ITEC on a going concern basis as of June 30, 2005 for the purpose of exploring a buyout of minority shareholders is $1.7 million, or $0.214 per share based on 7,958,058 common shares and equivalents of the Company's common stock issued and outstanding, as of that date.

Liquidation Analysis

         In estimating the fair value of the common stock of the Company on a liquidation basis, Houlihan Valuation Advisors considered a real estate appraisal from Cooper Appraisal LLC in which a value of $8,430,000 was arrived at for the Company's building and the chattels within. In addition, the Company owns a condominium, an IMAX film and four automobiles. Using this approach, the fair value of the common stock of the Company on a liquidation basis as of June 30, 2005 for the purpose of exploring a buyout of minority shareholders is $1,931,654, or $0.243 per share based on 7,958,058 common shares and equivalents of the Company's common stock issued and outstanding, as of that date.

Conclusion

         Since the liquidation approach results in a higher value than the going concern approach, Houlihan Valuation Advisors concluded that the liquidation value should be used as the sole indicator of value and that the fair value of ITEC as of June 30, 2005 on a minority interest basis is $1,931,654, or $0.243 per share based on 7,598,058 common shares and equivalents outstanding, as of that date.

                             ITEC Attractions, Inc.
                               Estimates of Value
                                Fair Value Basis
                                  June 30, 2005


                                   Equity Value     Weight     Implied Equity
                                     Estimate                Value Contribution
                                   -------------    ------   ------------------
Cost
   Book Value                        $1,682,353      0.0%                   $0
Market - Guideline
   Price/Revenue                      4,221,000      5.0%              211,000
   Price/Book                         2,826,000      0.0%                    0
   MVIC/EBITDA                        2,076,000     12.5%              259,000
Market - Comparable Transactions
   Price/Revenue                      3,189,000      5.0%              159,000
   Price/Book                         1,615,000      0.0%                    0
   MVIC/EBITDA                          184,000      0.0%                    0
Trading Value                         1,501,000     35.0%              525,000
Income Value                          1,289,000     42.5%              548,000

Total                                              100.0%           $1,703,000
Going Concern Valuation
Control - Limited Marketability                                     $1,703,000
Shares Outstanding as of 6/30/05                                     7,958,058
Value per Share (Fair Value Basis)                                      $0.214
Liquidation Valuation
Orderly Liquidation Value                                           $1,931,654
Shares Outstanding as of 6/30/05                                     7,958,058
Value per Share (Fair Value Basis)                                      $0.243

Book Value

         The book value of a company's assets reflects their depreciated historical cost, rather than their fair market value. As such, book value normally bears only a tenuous relationship to the market value of a company. A useful accounting concept, it has a somewhat limited role in the valuation process. For informational purposes, the book value of the Company as of June 30, 2005 was $1,682,353. No weight was attributed to the cost approach because it would only applicable if the Company were liquidated and is covered under the liquidation analysis.

Market Value - Guideline Company Method

         This market value approach attempts to determine the value of the Company by comparing it with other comparable firms or guideline companies traded in active, public markets. This is accomplished by determining a comparative price-earnings ratio, which is the ratio of the market price of a share of stock to the earnings per share; a comparative price to revenue ratio, which is the ratio of the market price of a share of stock to the dollar sales per share; a comparative price to book ratio, which is the ratio of the market price of a share of stock to the book value per share; and a comparative market value of invested capital (MVIC) to earnings before interest, taxes, depreciation, and amortization (EBITDA) ratio, which reflects the market value of equity plus the market value of interest bearing debt per dollar of earnings before interest, taxes, depreciation and amortization. Appropriate ratios for the Company can be determined by comparing it with other companies in the same industry and, from its relative standing in the industry, inferring market value ratios based on ratios in the industry. In the Company's case, the ratios were determined by taking an average of the ratios in the restaurant and motion picture exhibitor industries.

         Ideally, market value ratios for the Company should be inferred from ratios of similar firms whose stocks are traded actively in public markets. Unfortunately, many restaurants and movie theaters with operations similar to the Company are small, closely held businesses for which no market value has been established. Since these companies are not publicly traded, it is impossible to use them as a basis for making inferences regarding the market value of the Company. Therefore, a group of larger publicly traded restaurants and movie theaters has been selected as being representative of the industry in which the Company operates. These companies are: Carmike Cinemas, Regal Entertainment Group, ELXSI, Famous Dave's of America, Fresh Choice, Good Times Restaurants, Granite City Food & Brewery, Nathan's Famous and Schlotzsky's.

         Although these companies differ somewhat from the Company, in that they are much larger and enjoy economies of scale and synergies that may not be available to smaller companies such as the Company, the differences are not of prime significance, since a direct comparison is not intended but rather a relative comparison that reflects an aggregate appraisal of the industry. To the extent that the firms in the industry sample group and the Company are affected by similar fundamental economic factors, investors' expectations regarding the long-term growth and success of the former are justifiably imputable to the future of the latter.

         The industry comparative ratios were applied to the Company yielding a price to revenue market value estimate of $4,221,000, a price to book market value estimate $2,826,000, and an MVIC to EBITDA market value estimate of $2,076,000 (net of debt). Because the Company realized a net loss for the TTM period, the price-earnings multiple does not yield a meaningful estimate of value for the Company. Each of the other market value estimates was considered for meaningful correlation and usefulness as a data point and appropriate weighting assigned.

Market Value - Comparable Company Transaction Method

         This market value approach attempts to determine the value of the Company by comparing it with transactions involving comparable companies. Transactions involving the sale of private and public companies may be useful determinants of value. However, they indicate what the market values a company for on a control basis, which value is often considerably higher than the value of a publicly traded share of the same company.

         Houlihan Valuation Advisors considered ten transactions of companies in the restaurant industry that have occurred from 2001 to 2004 and three transactions in the motion picture exhibitor industry that occurred between 1998 and 2004. To identify these transactions a search was performed using Pratt Stats(TM), Mergerstat/Shannon Pratt's Control Premium Study(TM), and Mergerstat's databases. The companies involved in these transactions were: Casa Ole of Beaumont, Burgertime, VICORP Restaurants, Pancho's Mexican Buffet, Shoney's, Interfoods of America, Morton's Restaurant Group, Creative Host Services, Santa Barbara Restaurant Group, Garden Fresh Restaurant Corp., Clearview Cinema Group, AMC Entertainment, and Iwerks Entertainment.

         The industry comparative ratios were applied to the Company yielding a price to revenue market value estimate of $3,189,000, a price to book market value estimate $1,615,000, and an MVIC to EBITDA market value estimate of $183,900 (net of debt). Because the Company realized a net loss for the TTM period, the price-earnings multiple does not yield a meaningful estimate of value for the Company. Each of the other market value estimates was considered for meaningful correlation and usefulness as a data point and appropriate weighting assigned.

Trading Value

         Trading value is the value at which shares of the Company were recently sold. A recent sale of a security is an indicator of value for both legal and economic purposes. If an examination of all the relevant facts reveals that the transaction took place at arm's-length, i.e., that neither buyer nor seller was forced to deal and both had adequate information and that the transaction was for reasonable consideration, the value established in such a transaction would be difficult to contest.

         Although the Company's shares trade in the over-the-counter market, its share trades are minimal. The trading volume for the Company's shares from April 1, 2005 to June 30, 2005 was 17,100 shares at a value of approximately $2,756.00 representing a weighted average share price of $0.16. The indicated market capitalization of the Company as of June 30, 2005 on a minority basis based on 7,958,058 shares outstanding was $1,282,597 ($0.16 weighted average share price times 7,958,058 shares outstanding). Trading value analysis assumes that the price is for one share of stock trading in the market, hence a minority basis. Applying a control premium of 30% and a marketability discount of 10 percent to this estimate of value results in a market capitalization of $1,500,638 or $0.19 per share on a control basis.

         In determining a control premium, the value of control depends on a shareholder's ability to exercise any or all of a variety of rights typically associated with control. The owner of a controlling interest in a company enjoys some very valuable rights that the owner of a minority interest does not have. It is not enough to say that a control value is appropriate for any ownership of more than 50%, nor is an interest of less than 50% always valued strictly as a minority interest. The extent of control premium or minority discount in a given situation is often a matter of degree. Mergerstat Review publishes data on control premiums based on acquisition activity in the public markets. This source indicates that since 1983, the average control premium paid has been approximately 40%, the median control premium has been approximately 30%, and the implied average minority interest discount has ranged from 27% to 29%. Based upon its evaluation of the Company, Houlihan Valuation Advisors judged a 30% control premium to be reasonable.

         The marketability discount is that discount necessary to generate a sufficient increment in return to the holder of a minority interest of an entity's closely-held shares to induce the purchaser to make this particular investment, rather than an alternative investment identical in all respects save marketability. The discount reflects the marketability differences between closely held securities and publicly traded securities. In determining the appropriate discount to apply to the subject securities, Houlihan Valuation Advisors analyzed empirical evidence of observed discounts in transactions involving shares of publicly traded companies that are restricted from being freely traded in the markets. In 1971, the SEC published a study on sales of restricted stock showing that letter stock trades at a discount to its free-trading counterparts. The overall mean and median discounts for restricted common stock sold between January 1, 1966 and June 30, 1969 were approximately 26 percent. For non-reporting OTC companies, which are more likely to resemble closely held companies, the mean and median discounts were approximately 33 percent. This study formed the basis for Revenue Ruling 77-287 which provides guidance for determining discounts for lack of marketability and states that (1) no automatic formula could be used to determine discounts for lack of marketability, (2) generally such discounts were related to both the sales and the earnings of the issuing company, (3) such discounts generally were a function of the trading market for the equivalent actively traded stock, and (4) discounts are related to resale provisions. Another study is one by Milton Gelman published in 1972 in which he found that the mean and median discounts were approximately 33 percent for 89 transactions of restricted stock between 1968 and 1970. Robert Trout published a similar study of letter stocks purchased by mutual funds between 1968 and 1970 and also found an average discount of approximately 33 percent. In 1972, Robert Moroney presented the results of a study of prices paid for restricted stock by 10 registered investment companies reflecting 146 transactions. The average discount for the 146 transactions was 36 percent and the median discount was 33 percent. J. Michael Maher compared prices paid for restricted stocks with the market prices of their freely traded counterparts and found the mean discount for transactions between 1969 and 1973 to be 35 percent. Standard Research Consultants conducted a study of 28 private placements of restricted stock from October 1978 through June 1982, with discounts ranging from 7 to 91 percent and a median discount of 45 percent. Willamette Management Associates, Inc. analyzed 33 private placements of restricted stocks for the period from January 1981 through May 1984 and found a median discount of 33 percent and a mean discount of 31 percent. Finally, Management Planning, Inc. conducted a study of private placements of restricted stock between 1980 and 1990 and found discounts ranging from 1 percent to 86 percent in 115 transactions. After eliminating transactions involving companies with revenues under $3.0 million and companies that were unprofitable, Management Planning's final group of 31 transactions indicated discounts ranging from 3 percent to 58 percent with a median of approximately 25 percent. Overall these studies indicate discounts ranging from nil to 90 percent, with means and medians clustering near 35 percent. Based upon its evaluation of the Company, Houlihan Valuation Advisors judged a 10% marketability discount to be reasonable.

Income Value

         The income approach to valuation estimates the worth of a company's stock by determining the present value of the future income stream expected to accrue to the stockholders. This is accomplished by, first, forecasting the firm's future income stream and the disposition of such and, second, discounting it at a rate commensurate with the risk to which it is exposed.

         The appropriate discount rate, that is, the minimum rate of return required by an investor purchasing the firm's stock, must have as its foundation the yields available on competing financial assets in the public markets.

         Houlihan Valuation Advisors considered the rate of return required on "typical" publicly traded common stocks to be approximately 7.2 percent above the prevailing risk-free rate (or 11.5 percent, assuming a risk-free rate of return, as represented by the June 30, 2005 20-Year Treasury Bond rate, of 4.28 percent). In addition, an investor would require from his holding of a minority interest in the Company's common stock a size premium, which can be obtained from looking at Ibbotson's 10th smallest decile size premium which is estimated to be 6.34 percent. An industry specific premium or discount is applied next; in this case the average of eating and drinking places (-2.5%) and of motion picture theaters (-5.9%) is a discount of 4.2 percent (that is, investors will accept a return that is 4.2 percent lower than the average yield available in the 10th smallest decile segment of common stock market). Finally, company-specific risks are applied. In the case of the Company a 2.0 percent risk premium was applied due to its smaller size, a 3.0 percent risk premium was applied given the Company's history of lack of profitability, and a 1.5 percent discount was applied due to the Company's limited geographic market area. The result is a discount rate for the Company's future cash flows of 20.1 percent and a capitalization rate (capitalization rate = discount rate - perpetual growth rate) of 17.1 percent, assuming a 3 percent perpetual growth rate.

         If it is assumed that all of the Company's projected net cash flow will be available to be paid out as dividends to shareholders from the valuation date forward, and if it is further assumed that post-2005 net cash flow will grow at a compound annual rate of 3.0% from the projected 2005 level, a capitalized value of projected earnings of the Company as of June 30, 2005 of $1,101,640. This has been accomplished by increasing the TTM June 30, 2005 adjusted net cash flow of $182,840 by 3% yielding $188,325. This figure is then capitalized by dividing it by the capitalization rate which is the discount rate less the long-term growth rate or (20.1% less 3.0% or 17.1%). This results in an estimate of value of $1,101,640, which then receives a premium for control of 30% and a discount for marketability of 10% resulting in an estimate of value of $1,288,919 on a slightly illiquid controlling interest basis.

         The Company's management did not prepare financial projections to be analyzed by Houlihan Valuation Advisors. The Company's management has stated that it believes that the Company's earnings will grow at approximately 3% going forward. The Company's management has represented this projection as being reasonable and as representing its best estimates as to the future prospects of the Company. However, it should be emphasized that forecasting the future is at best a difficult and tenuous process. There will undoubtedly be disparities between the projected figures and actual results, since events and circumstances frequently do not occur as expected, and those disparities may be material.

         In determining the implied equity value of the Company, not all of the foregoing factors were used by Houlihan Valuation Advisors. For example, book value was not used in the going concern analysis because it would only be applicable in the event of a liquidation and is covered in the liquidation analysis. Likewise, the price to book value ratio in the market guideline analysis and in the market comparable transaction analysis would be relevant to a liquidation and is covered in the liquidation analysis. The MVIC/EBITDA multiple under the market comparable transaction analysis was discarded because the equity value estimate derived was such a significant outlyer and assigning any weight to it would be distortion of the value. The equity value estimates were evaluated in terms of their reasonableness and correlation with respect to other estimates of value. Some of the equity values were determined by Houlihan Valuation Advisors to be non-meaningful and were ignored. Those determined to be meaningful were accordingly assigned weights based on Houlihan Valuation Advisors' judgment as to the perceived quality of the data.

Liquidation Value

         A common alternative measure of book value is the liquidation value of a company. A quitting concern concept, liquidation value is not entirely applicable to the valuation of a typical going concern. The value of a company is typically not a function of what its assets could be sold for (net of liabilities), but is rather a function of how they can be utilized in generating revenue and net income.

         In the case of the Company, it has not been operating at a profit and can be characterized as having negligible net cash flow. Therefore, the liquidation value of the Company should be analyzed to ascertain whether the asset value of the Company is worth more than the cash flow these assets can generate.

         Houlihan Valuation Advisors has endeavored to follow the steps set forth in "Guide To Business Valuations" by Jay E. Fishman, Shannon P. Pratt, J. Clifford Griffith, and D. Keith Wilson to arrive at a liquidation value. The Company has provided a balance sheet as of the valuation date. An assumption was made that the Company's assets would be disposed of in an orderly liquidation over a period of nine months. No tax issues were considered because any capital gain obligations would be offset by the Company's tax loss carry forward of approximately $5.0 million and any losses would result in further carry forwards or credits that would not have any value in a liquidation.

         All related cash flows were discounted to reflect the time needed to realize a sale of the property. Selling costs are also deducted from the proceeds. The total liquidation value of the Company's fixed assets was estimated to be $7,060,191. The majority of the other assets on the balance sheet are carried over at 100 percent of their recorded value; the exceptions are inventories, which were estimated to be 60 percent of their recorded value; and prepaid leases related to Company obligations with IMAX and the land lease, which have been adjusted to zero as they would have no value under the scenario where the Company were to sell to a third party operator. The result is total assets of $7,916,247. Liabilities are considered at 100 percent of their recorded value with the exception of accrued lease expense which is reduced to zero as it represents an accounting convention and would not be owed if the Company liquidated. To reach the liquidation value, total assets of $7,916,247 were reduced by $5,670,912 of liabilities, $182,668 in projected operating losses and $131,013 compensatory management bonuses (bonuses used to keep employees on after they learn of a liquidation), resulting in an estimated liquidation value of $1,931,654.

         The initial valuation report of Houlihan Valuation Advisors estimated a book value of $2,136,000 to which it applied a weight of 0% because the book value is only applicable in the liquidation analysis. The market guideline analysis produced a price to revenue market value estimate of $4,356,000 to which a 5% weight was applied; a price to cash flow market value estimate of $748,000 to which as 5% weight was applied; a price to book market value estimate of $3,534,000 to which a no weight was applied; and an MVIC to EBITDA market value estimate of $970,000 to which a 12.5% weight was applied. The market comparable transaction analysis produced a price to revenue market value estimate of $6,117,000 to which a 5% weight was applied; a price to book market value estimate of $1,256,000 to which a 5% weight was applied; and an MVIC to EBITDA market value estimate of $1,007,000 to which a 12.5% weight was applied. The trading value analysis produced a market value estimate of $733,000 to which a 25% weight was applied and the income value analysis produced a market value estimate of $821,000 to which a 30% weight was applied. The assignment of weights by Houlihan Valuation Advisors was done through evaluation of the data for meaningfulness, including consideration of the grouping of data points, orders of magnitude and correlative value. Houlihan Valuation Advisors determined that a reasonable estimate of the fair value of the common stock of the Company on a going concern basis as of March 31, 2004 for the purpose of exploring a buyout of minority shareholders is $1.3 million, or $0.16 per share based on 7,937,638 common shares and equivalents of the Company's common stock issued and outstanding, as of that date

         The valuation reports and the fairness opinion are exhibits to the Company's Schedule 13E-3 which has been filed with the Securities and Exchange Commission. See "OTHER INFORMATION - Where You Can Find Additional Information." The valuation reports and the fairness opinion will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested equity security holder of the Company or their representative who has been so designated in writing. Houlihan Valuation Advisors has consented to the Company's use of the valuation reports and the fairness opinion in the Company's filings with the Securities and Exchange Commission and to the Company making the valuation reports and the fairness opinion available for use by its shareholders in conjunction with the going private transaction.

         Determination by the Principal Group and 'Filing Persons'. The members of the Principal Group are Paul M. Bluto and L. Ann Bluto. They are also 'Filing Persons' for purposes of Schedule 13E-3. Each of the Filing Persons, consisting of the Company and the members of the Principal Group, reasonably believes that the reverse stock split is substantively and procedurally fair to the unaffiliated security holders of the Company, those stockholders who are not part of the Principal Group. In making this determination, each of the Filing Persons has adopted the analysis and findings of the Company's Board of Directors regarding the material factors upon which it was determined that the reverse stock split was fair to the unaffiliated security holders.

Additional Factors Considered by the Board of Directors in Approving the Reverse Stock Split

         The Board of Directors has analyzed the reverse stock split and its anticipated effects on the Company's stockholders and, in addition to the foregoing, also considered, in no particular order and without preference, the factors described below.

         Cost Savings. Benefits that would typically be expected to derive from status as a public company, including liquidity and capital formation, are not being realized and are not likely to be realized by the Company in the foreseeable future. Nevertheless, the Company continues to incur the costs associated with its status as a public company. Among the most significant are the costs associated with compliance with the public reporting obligations imposed by the Securities and Exchange Commission, which have been greatly increased as a result of the Sarbanes-Oxley Act of 2002. Many of the requirements of this legislation are only now being felt by the Company as a result of the phase-in schedule for smaller public companies. Due to additional regulations and compliance procedures required of public companies under the Sarbanes-Oxley Act of 2002, the Company expects that the costs of compliance will increase in the future. The Company is, therefore, undertaking the reverse stock split at this time to save the continuing costs, which are expected to increase over time, and resources required to comply with the public reporting and other obligations associated with operating as a public company. The Company estimates that direct savings will initially to be approximately $25,000 per year. These savings will come from the Company not having to pay legal fees in the amount of approximately $5,000 per year in connection with its public reporting obligations and not having to pay audit expenses in the amount of approximately $20,000 per year for audited financial statements. However, the actual savings to be realized from terminating public company status may be higher or lower than estimated. In addition, the Company expects to realize indirect savings in the form of management time which is presently being used to satisfy the Company's public reporting obligations and shareholder relations. This indirect saving cannot be accurately quantified because the Company does not require its management personnel to keep time records.

         Lack of Capital from Public Markets. The Company has been unable to take advantage of the capital available through the public markets due to its historically low stock price. Further, the Board of Directors does not presently intend to raise capital through sales of securities in a public offering or to acquire other business entities using the Company's common stock as the consideration for the acquisition. Accordingly, the Company has not, and is not likely to make use of, or benefit from, the advantages generally associated with operating as a public company.

         Lack of Liquidity. The market for the Company's common stock is very thinly traded with an average volume of fewer than 430 shares per trading day for 2005. Approximately one- third of the 2005 trading volume occurred during one week in February. Even though the Company's common stock has a quoted price, the offer and sale by a stockholder of a very small number of shares could easily drive the share price down. Consequently, the benefit of liquidity which is commonly associated with publicly traded stock may not be available to the Company's stockholders. The reverse stock split will offer liquidity to all of the Company's stockholders.

         Competitive Disadvantage. As a public company, the Company is required to make certain disclosures in connection with its public reporting. Those public disclosures can place it at a competitive disadvantage by providing its non-public competitors with strategic information about its business, operations and results while not providing it access to similar information about those competitors. In light of the Company's limited size and resources, competitive disadvantages related to its public reporting obligations and its lack of intent to raise capital through a public offering or effect acquisitions using its stock, the Board of Directors does not believe the costs associated with maintaining its public reporting are justified. The Board of Directors believes that it is in the best interests of the Company and its stockholders as a whole to eliminate the administrative burden and costs associated with maintaining its public reporting.

Approval of the Reverse Stock Split by the Board of Directors and Stockholders

         The Board of Directors unanimously approved on June 23, 2005 the Amendment and the implementation of the reverse stock split at a price of $0.27 per share. This approval was subject to subsequent information from Houlihan Valuation Advisors supporting the fairness of the fractional share price, which was ultimately the case. The Board of Directors also reserved the right to abandon the Amendment and the reverse stock split at any time prior to the effective time. The approval of the Board of Directors is procedurally fair to unaffiliated security holders of the Company because it is unanimous and reflects the action of each of the directors, including those who are members of the Principal Group and those who are not.

         Under the Nevada Revised Statutes the Amendment to implement the reverse stock split requires the affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of the Company's common stock as of the Approval Record Date. The Company has approximately 460 stockholders of record holding an aggregate of 7,512,653 shares of common stock issued and outstanding as of the Approval Record Date. Of those shares approximately 71.08%, or 5,339,970 shares, are owned by the Principal Group. Members of the Principal Group approved the Amendment by written consent effective as of March 2, 2006, the Approval Record Date. Accordingly, the approval of unaffiliated security holders is neither required nor solicited in connection with the Amendment. The Board of Directors found that even though the unaffiliated security holders do not have the right to approve the reverse stock split, the transaction is procedurally fair to them because they will receive fair value for their shares.

         Additional beneficial ownership information is contained below. See "OTHER INFORMATION - Security Ownership of Certain Beneficial Owners and Management" for further details.

         The Board of Directors did not retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the transaction. However, unaffiliated security holders, while not separately represented, were represented by the Board of Directors. The Board of Directors did not retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of preparing a report concerning the fairness of the transaction. However, the Board of Directors did retain Houlihan Valuation Advisors, an unaffiliated third party, to render an opinion concerning the fairness of the transaction. Houlihan Valuation Advisors did render its opinion to the Board of Directors that the fractional share purchase price represented fair value to the Company's security. While the fairness opinion was not rendered exclusively to unaffiliated security holders nor was it delivered solely on behalf of unaffiliated security holders, it was provided by an independent third party appraisal firm and is available for examination by unaffiliated security holders. Unaffiliated security holders who do not agree with the fair value determination for their shares also have statutory appraisal rights. See "APPRAISAL RIGHTS OF DISSENTING OWNERS" for further details. For the foregoing reasons, the Board of Directors has found that the absence of an unaffiliated representative to act solely for the unaffiliated security holders does not adversely affect the procedural fairness of the reverse stock split to the unaffiliated security holders.

Other Offers

         The Company received an offer from a third party to contribute $50,000 cash and stock of a public company in exchange for a controlling position in the Company. As part of the transaction, all assets of the Company would be distributed to the Principal Group in redemption of their shares. The offer was rejected because its value, based on the current trading price of the public company shares, was less than the proposal of the Principal Group and after the offeror was unable to satisfy the Company that the offer had any demonstrable support that would make it likely that the offer could provide an appropriate value for the Company's shareholders. Other than the foregoing offer, the Company has not received any offer of the type described in paragraph (viii) of Instruction 2 to Item 1014 of Regulation M-A.(e.g. an offer to merge the Company with a third party, or to acquire all or substantially all of the Company's assets or securities).

                             THE REVERSE STOCK SPLIT

Basic Terms

         In the reverse stock split, every holder of record of the Company's common stock at the effective time will be entitled to receive one share of common stock in exchange for every 381,426 shares held by such person immediately prior to the effective time. No fractional shares will be issued. Instead and in lieu of issuing fractional shares to stockholders who would otherwise be entitled to receive a fractional share of common stock as a result of the reverse stock split, the Company will pay cash consideration at the rate of $0.27 for each share of common stock that was outstanding immediately prior to the effective time but was not converted into a full share of post-split common stock.

         The time for determining the shares of common stock that will be subject to the reverse stock split will be the time that the Amendment is filed with the Nevada Secretary of State and becomes effective by its terms, which we estimate will be March 30, 2006. In no event, however, will the effective time of the reverse stock split be earlier than the 20th day after this Information Statement is sent or given to those persons or entities that held common stock as of the Approval Record Date.

Procedure Following the Reverse Stock Split

         As soon as practical after the consummation of the reverse stock split, the Company will mail a letter of transmittal to each stockholder. The letter of transmittal will contain instructions for the surrender of stock certificates to the Company in exchange for the payment of the cash consideration. No cash payment will be made to any cashed-out stockholder until the stockholder has surrendered his or her outstanding certificates, together with the completed letter of transmittal, to the Company. Upon receipt of the stock certificates and properly completed letters of transmittal, the Company will make the appropriate cash payment within approximately 20 business days. No service charges will be payable by unaffiliated security holders in connection with the payment of cash in lieu of issuing fractional shares because the Company will bear those expenses. The Company will not pay interest on cash sums due to any stockholder in connection with the reverse stock split.

         After the effective time of the reverse stock split, stockholders will have no rights as stockholders with respect to the pre-split shares of common stock or the fractional shares that would have resulted from the reverse stock split, whether or not those stockholders have been paid cash consideration.

         For payment purposes, stockholders holding common stock in a street name through a nominee, such as a bank or broker, will be treated in the same manner as stockholders whose shares are registered in their own names. Nominees will be instructed to effect the reverse stock split for their beneficial holders so that such beneficial holders will receive the cash consideration for their fractional shares. However, some nominees may have special procedures, so to assure prompt payment of the cash consideration, stockholders holding shares in street name should contact their nominees.

         Generally, stockholders who hold shares in street name will be contacted by their broker or other institutional manager and receive from them a copy of the transmittal letter and instructions for surrendering their stock certificates in exchange for cash consideration. They will transmit their instructions to their representative, who in turn will electronically transmit their shares to the Company.

         The Company will act as its own exchange agent to accept existing common stock certificates and to send cash payments in lieu of issuing fractional shares. All stock certificates outstanding immediately prior to the effective time evidencing ownership of common stock will be deemed cancelled without further action by their holders as of the effective time. Please do not send any stock certificates to the transfer agent or to the Company in connection with the reverse stock split until you receive and complete a letter of transmittal.

         Escheat Laws. The unclaimed property and escheat laws of various states provide that under circumstances defined in those states' statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are eliminated and whose addresses are unknown to us, or who do not return their stock certificates and request payment therefore, generally will have a fixed period of years from the effective time in which to claim the cash payment payable to them. For example, with respect to stockholders whose last known addresses are in California (as shown by our records), the period is three years. Following the expiration of that three-year period, the Unclaimed Property Law of California would likely cause the cash payments to escheat to the State of California. For stockholders who reside in other states or whose last known addresses (as shown by our records) are in states other than California, those other states may have abandoned property laws that call for the state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it; or (ii) escheat of such property to the state. Under the laws of those other jurisdictions, the "holding period," the time period that must elapse before the property is deemed to be abandoned, may be shorter or longer than three years. If we do not have an address for the holder of record of the shares, then we would turn over unclaimed cash consideration to our state of incorporation, the state of Nevada, in accordance with its escheat laws.

Source of Funds and Financial Effects of the Reverse Stock Split

         The Company and the Principal Group estimate that they will use approximately $790,000.00 in cash to complete the reverse stock split, which includes cash payments to be made in lieu of issuing fractional shares, professional fees and other expenses related to the transaction. Total cash paid to stockholders in lieu of fractional shares will be approximately $650,092.

This estimate is based upon the number of shares outstanding, less the number of shares held by the Principal Group, multiplied by $0.27 per pre-split share.

         In September 2005, the Company was contacted by Dynatronics Corporation requesting that the Company redeem the 210,341 shares of the Company's common stock held by Dynatronics Corporation in advance of the reverse split transaction at the $0.27 per pre-split share price approved by the Board of Directors of the Company. As an accommodation to this shareholder, the Board of Directors approved the redemption and in September 2005 the Company paid $56,792.07 to Dynatronics Corporation for all of its shares of stock of the Company. The Chairman of Dynatronics Corporation, Mr. Kelvyn H. Cullimore, Jr. is a member of the Company's Board of Directors. In, the Company paid approximately, or $0.27 per share, to redeem shares of the Company's common stock held by that stockholder. In December 2005, the Company was contacted by Mr. Ed Tellefsen requesting that the Company redeem the 235,064 shares of the Company's common stock held by in advance of the reverse split transaction at the $0.27 per pre-split share price approved by the Board of Directors of the Company. As an accommodation to this shareholder, the Board of Directors approved the redemption and in December 2005 the Company paid $63,467.28 to Mr. Tellefsen for all of his shares of stock of the Company.

         In addition, the fees and expenses that have been incurred and that are estimated to be incurred in connection with the reverse stock split and the transactions related thereto include $32,000 for valuation services; $5,000 to our auditors; $35,000 to our legal counsel; and $11,116 for printing, mailing and miscellaneous costs in connection with the mailing of this Information Statement.

         The cash consideration to be paid in connection with the reverse stock split and other expenses of the reverse stock split will be paid with the Company's available cash and credit, consisting of a loan from L. Ann Bluto for up to $350,000, a line of credit from Ozark Mountain Bank for up to $400,000, and up to $40,000 of cash from operations.

         Ms. L. Ann Bluto is a member of the Principal Group and has orally agreed to loan up to $350,000 to the Company to pay expenses of the reverse stock split. This loan agreement has not been formally documented and will likely not be documented until the funds are advanced, at which time Ms. Bluto and her husband, Mr. Bluto, will own 100% of the stock of the Company. The loan is expected to bear interest at the published prime rate plus 2%. There are presently no arrangements for the repayment of this loan, although the members of the Principal Group, of which Ms. Bluto is one, anticipate that it will be repaid with cash from operations of the Company. If and when the loan is made, Ms. Bluto and her husband, Paul Bluto, will own 100% of the Company.

         On May 18, 2005 the Company refinanced its existing long-term debt with a $4.5 million loan from Ozark Mountain Bank. The refinancing also included a $400,000 line of credit from Ozark Mountain Bank. The line of credit has a three year term and bears interest at the prime rate plus 0.5%. The repayment of the line of credit is secured by a second trust deed on the Company's properties. The repayment of the first $1,000,000 of the long-term debt and the line of credit are personally guaranteed by the members of the Principal Group. There are presently no arrangements for the repayment of this loan, although the members of the Principal Group anticipate that it will be refinanced at the end of its present term.

         The reverse stock split and the use of the Company's available cash and credit to complete the reverse stock split, which includes professional fees and other expenses related to the transaction and cash payments to be made in lieu of issuing fractional shares, are not expected to adversely affect capitalization, liquidity, results of operations or cash flow. The Company will bear all reasonable expenses, excluding brokerage commissions and taxes, if any, related to implementation of the reverse stock split.

Accounting Consequences

         The reverse stock split will not affect the par value of the Company's common stock, which will remain $0.001 per share. The reverse stock split will result in an increase in per share net income or loss and the per share net book value of the common stock because fewer shares of common stock will be outstanding. The Company's financial statements and supplementary financial information, included in Appendix D of this Information Statement, do not reflect the reverse stock split.

Certain Legal Matters

         Neither the Company nor any member of the Principal Group is aware of any license or regulatory permit that appears to be material to its business that might be adversely affected by the reverse stock split, nor any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required to consummate the reverse stock split, other than approvals, filings or notices required under federal and state securities laws and the corporate laws of the States of Nevada and Missouri.

Conduct of Business After the Reverse Stock Split - Future Company Plans

         Following the reverse stock split, the Company will no longer be a public company, but rather will operate as a private company. The Company's business and operations will continue as they are currently being conducted and, except as disclosed in this Information Statement, the reverse stock split is not anticipated to materially affect the conduct of business. The Company will continue to be subject to substantially the same risks and uncertainties after the reverse stock split.

         There are no current plans or proposals to effect any extraordinary corporate transaction such as a merger, reorganization, sale or liquidation, to change the Board of Directors or senior management, to change materially the Company's capitalization, or otherwise to effect any material change in its corporate structure of business.

         There are no existing voting agreements that would have an impact on future business plans of the Company.

Reservation of Right to Abandon the Reverse Stock Split

         The Board of Directors has retained the right to abandon the reverse stock split, even though approved by the stockholders, if it determines prior to the effective time that the reverse stock split is not then in the best interests of the Company or any of its stockholders. If the reverse stock split is not implemented, then the Company will be unable to terminate its public reporting until its has fewer than 300 holders of record of common stock and satisfies certain other requirements of the Securities and Exchange Commission.

                      APPRAISAL RIGHTS OF DISSENTING OWNERS

         Section 78.2055 of the Nevada Revised Statutes gives you the rights of dissenting owners if you choose to exercise those rights. The rights of dissenting owners are found in Nevada Revised Statutes Sections 92A.300 to 92A.500, inclusive.


         Any stockholder that would receive in connection with the Reverse stock split cash in lieu of any fractional share of common stock to which such stockholder would otherwise be entitled may instead demand payment of the fair value of such fractional share by giving the Company written notice of such demand, substantially in the form attached as Appendix C to the Information Statement, sent by first class mail, by reputable overnight business courier, or by hand to the principal business offices of the Company at 3562 Shepherd of the Hills Expressway, Branson, Missouri 65616, not later than May 10, 2006.

         Any stockholder demanding payment of the fair value of a fractional share must also deposit all certificates held thereby representing shares of Common Stock with the Company sent by first class mail, by reputable overnight business courier, or by hand to the Company, not later than May 10, 2006.


         Any stockholder that does not timely demand payment of the fair value of such stockholder's fractional share or does not timely deposit all certificates held thereby representing shares of Common Stock with the Company as provided above will not be entitled to payment of the fair value of such stockholder's fractional share under the dissenters' rights provisions of the General Corporation Law of the State of Nevada.

         Within thirty days after the Company receives any timely and complete demand for payment of the fair value of a fractional share, the Company must pay the dissenting stockholder an amount the Company estimates to be the fair value of such fractional share, plus accrued interest, together with, among other things:

              (i) a balance sheet as of the end of a fiscal year ending not more than sixteen months before the payment date, a statement of income for that year, a statement of changes in the stockholders' equity for that year, and the latest available interim financial statements, if any;

              (ii) a statement of the Company's estimate of the fair value of such fractional share; and

              (iii) an explanation of how the interest was calculated.

         The Company may, however, withhold payment with respect to any portion of such fractional share attributable to shares of Common Stock acquired by such dissenting stockholder on or after June 29, 2005, the date on which the Company first publicly announced, by press release and by current report filed with the United States Securities and Exchange Commission, its intention to effect the Reverse stock split. If the Company elects to withhold payment on this basis, it must offer to pay the fair value of such fractional share, plus accrued interest, subject to the agreement of such dissenting stockholder to accept that amount in full satisfaction of such dissenting stockholder's demand.

         Within thirty days of receipt of payment or an offer of payment of the fair value of such stockholder's fractional share, plus accrued interest, a dissenting stockholder may notify the Company in writing of such stockholder's own estimate of the fair value of such fractional share and the amount of interest due, and demand payment of such amount, less any payment previously paid by the Company, or reject an offered payment by the Company and demand payment of the fair value of such fractional share, plus accrued interest, if such stockholder believes that the amount paid or offered by the Company is less than the fair value of such stockholder's fractional share or that the interest due is incorrectly calculated.

         If a demand for payment remains unsettled, the Company must commence a proceeding in a district court of the State of Nevada (either: (i) of the county where the Company's registered office is located; or (ii) at the election of any dissenter residing or having its registered office in the State of Nevada, of the county where the dissenter resides or has its registered office) within sixty days after receiving such demand, and petition the court to determine the fair value of the subject fractional share and accrued interest. If the Company fails timely to commence such a proceeding, it must pay the amount demanded.

         The costs of any such proceeding will be borne by the Company, except to the extent that the court finds the dissenting stockholder acted arbitrarily, vexatiously, or not in good faith in demanding payment, in which case the court may assess an equitable amount of such costs against the dissenting stockholder. The court may also assess the fees and expenses of counsel and experts to either party to any such proceeding against the other is such other party acted arbitrarily, vexatiously, or not in good faith in exercising its rights under the dissenters' rights provisions of the General Corporation Law of the State of Nevada (or, in the case of the Company, if it did not substantially comply with the requirements of such provisions).

         The foregoing is a summary of material terms of the dissenters' rights provisions of the General Corporation Law of the State of Nevada. It does not include or summarize all information regarding the rights of dissenting stockholders in connection with the Reverse stock split. Stockholders are urged to read carefully the full text of such provisions which are attached hereto in order to understand the full extent of and any applicable limitations on such rights.

                                OTHER INFORMATION

Background Information Concerning Filing Persons

         The filing persons under Rule 13e-3 of the Exchange Act are ITEC Attractions, Inc., the subject company, and Paul M. Bluto and L. Ann Bluto, the members of the Principal Group. The principal executive office for ITEC Attractions, Inc. and the business address for Paul M. Bluto and L. Ann Bluto is 3562 Shepherd of the Hills Expressway, Branson, Missouri 65616, and the telephone number is (417) 335-3533. The members of the Principal Group own a majority of the common stock of the Company.

         Each member of the Principal Group is a citizen of the United States. Neither of these persons has been convicted in any criminal proceeding in the past five years nor are they the subject of any administrative proceeding in the past five years that resulted in a judgment, decree or final order that involved any injunction or finding of any violation of federal or state securities laws.

Background Information Concerning Directors, Executive Officers and Controlling Stockholders

         Directors. The name and experience of each of our directors for at least the past five years and certain other information concerning each director has been furnished by the director and is set forth below. Each of the directors uses as a business address the Company's address at 3562 Shepherd of the Hills Expressway, Branson, Missouri 65616.

         Paul M. Bluto has been a Director of the Company since April 1995. He became Chairman of the Board and Chief Financial Officer in February 1997 and on March 1, 1999 became Chief Executive Officer. Since 1990, Mr. Bluto has provided consulting services to GS&W Services, Inc., a full service printing and mailing corporation. From 1966 to 1990, Mr. Bluto was employed with the United Automobile, Aerospace, Agriculture Implement Workers of America (U.A.W.), most recently as a Senior Vice President of Operations and Human Resources.

         L. Ann Bluto was elected a Director of the Company on October 3, 1997. She is President and sole owner of GS&W Services, Inc., a full service printing and mailing corporation. Mrs. Bluto founded GS&W Services in 1969, and currently has 31 employees. GS&W Services is located in Walnut, California. Mrs. Bluto is active in community and civic affairs, having served as Vice-President of Edison Elementary School P.T.A., President of the Walnut/Diamond Bar Soroptimist Club, Board member of the Santa Ana YWCA Hotel for Women. She has presided as President of the California Chapter of M.A.S.A., and has served on the Board of Directors of several businesses, including Local 509 Federal Credit Union.

         Thomas J. Carlson became a Director in June 1997. Mr. Carlson has been in private law practice for over 14 years in Springfield, Missouri. From 1987 to 1993, and 2001 to the present, he has served as Mayor of Springfield, Missouri. He serves on various community service boards of directors. Mr. Carlson received a JD degree from the University of Missouri at Kansas City in 1979 and a BA degree in Journalism from George Washington University in 1975.

         Kelvyn H. Cullimore, Jr. has been a Director of the Company since its incorporation in 1986. He graduated from Brigham Young University with a degree in Financial and Estate Planning in 1980. Since graduation, Mr. Cullimore has served on the board of directors of several businesses, including Dynatronics Corporation, Dynatronics Marketing Company, ACI and a privately-owned wholesale travel agency. In addition, he has served as secretary/treasurer of each of the foregoing companies. Mr. Cullimore also served as Executive Vice President and Chief Operating Officer of ACI and he currently serves as President and a Director of Dynatronics Corporation, a publicly-held company whose securities are registered under the Exchange Act.

         Francis E. McLaughlin has been a Director of the Company since 1988. He is the founder and principal owner of the McLaughlin Companies, which includes the largest real estate firm in the U.S. Virgin Islands, as well as a real estate appraisal company, and property management companies. He has been involved in the development of several residential and commercial real estate projects there. An original investor in the First Virgin Islands Federal Savings Bank, he currently serves as chairman of the board of that institution. Over the years, Mr. McLaughlin has held leadership positions in civic, community and professional organizations.

         Kumar V. Patel was elected a director of the Company in April 1995. Since 1976, Mr. Patel has been self-employed in real estate investment and management in Southern California. He received a B.A. in Honors Economics and Accounting from the University of Newcastle- Upon-Tyne, Great Britain. He is a licensed Real Estate Broker and a licensed General Contractor in California. He is also President of Great Designs Realty and Development Inc., a family business offering service in foreclosure, property management and construction.

         Mr. Kelvyn H. Cullimore, Sr. resigned as a director of the Company in February 2005. Mr. Cullimore will be performing humanitarian service outside the U.S.A. for approximately 18 months and felt that he would be unable to devote the attention to the Company which a position as director required.

         Executive Officers. The name and experience for at least the past five years and certain other information concerning each such executive officer has been furnished by the executive officer and is set forth below. Each of the officers uses as a business address the Company's address at 3562 Shepherd of the Hills Expressway, Branson, Missouri 65616.

         Paul M. Bluto (See Mr. Bluto's information under the heading "Directors" above)

         Paul E. Rasmussen was elected President and Chief Operating Officer effective March 1, 1999. Prior to being named President, he had served as the Company's Controller. Mr. Rasmussen has held a number of financial and operation positions in the airline industry prior to joining ITEC. Mr. Rasmussen received a Bachelor of Science degree in accounting from the University of Montana in 1972.

         Randy S. Brashers was elected Vice President of Operations for the Company in June of 1997. Mr. Brashers is a life-long resident of the Ozarks. He grew up in the retail and wholesale broker business and graduated with a B.S.

degree from Southwest Missouri State University. He was employed by the Kimberling City Chamber of Commerce prior to joining ITEC in December of 1993. He has served as floor manager, assistant operations manager and operations manager prior to his current position.

         Robert J. Cardon was appointed Corporate Secretary of the Company in February 1992 and became Treasurer of the Company in February 1997. Mr. Cardon is Corporate Secretary and is a full time employee of Dynatronics Corporation. From 1987 to 1988, Mr. Cardon was employed as a registered representative of an investment-banking firm. He received his B.A. in 1987 and his M.B.A. in 1990, both from Brigham Young University.

         Other Background Information. Neither the Company nor any of our executive officers or directors, has been convicted in any criminal proceeding in the past five years and was not the subject of any administrative proceeding in the past five years that resulted in judgment, decree or final order that involved any injunction or finding of any violation of federal or state securities laws. Each of our executive officers and directors is a citizen of the United States.

Security Ownership of Certain Beneficial Owners and Management

         As of the Approval Record Date, there were 7,512,653 shares of common stock, $.001 par value, of the Company issued and outstanding. The following table sets forth information as of the Approval Record Date regarding the beneficial ownership of common stock by each of our directors; each of our executive officers; and all of our directors and executive officers as a group. Excepting the Principal Group, there is no person known by us to beneficially own 5% or more of the outstanding shares of common stock as of the Approval Record Date.

         The following table also sets forth hypothetical information regarding the beneficial ownership of the persons listed above assuming the effective time of the reverse stock split occurred on the Approval Record Date and the pre-split number of shares of common stock that were cashed out in the reverse stock split was 2,172,683.

         None of our directors has informed us that he intends to oppose any action to be taken by us concerning the reverse stock split transaction.

                                                                       As If the Reverse Stock
                                             As of the                 Split Occurred on the
                                        Approval Record Date            Approval Record Date
                                        --------------------          ------------------------
Name and Address                    Number of         Percentage     Number of         Percentage
                                     Shares          of Class (1)      Shares         of Class (1)
-----------------                  ----------        ------------    ---------        ------------
Paul M. Bluto (2)                  5,339,970             71.08%            14            100.00%
L. Ann Bluto (2)                   5,339,970             71.08%            14            100.00%
Thomas J. Carlson (3)                 66,667              0.89%             0              0.00%
Kelvyn H. Cullimore, Jr.                   0              0.00%             0              0.00%

Francis E. McLaughlin (4)            100,597              1.34%             0              0.00%
Kumar V. Patel (5)                   100,000              1.33%             0              0.00%
Paul E. Rasmussen                          0              0.00%             0              0.00%
Randy S. Brashers (6)                 70,544              0.94%             0              0.00%
Robert J. Cardon                           0              0.00%             0              0.00%
Directors and Officers as
  a group                          5,677,778             75.58%            14            100.00%

         Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act and generally includes voting or investment power with respect to securities. Each holder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder, subject to community property laws where applicable.

         (1) For each individual and group in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 7,512,653 shares of common stock outstanding on the Approval Record Date.

         (2) Mr. Paul M. Bluto owns 3,280 shares as a result of his pre-bankruptcy holdings. He also owns 4,433,490 shares acquired pursuant to the Company's Plan of Reorganization, 506,240 shares acquired in a private placement by the Company and 5,633 other shares. Mrs. L. Ann Bluto owns 1,719 shares as a result of her pre-bankruptcy holdings. She also owns 383,333 shares acquired in a private placement by the Company and 6,275 other shares.

         (3) Mr. Carlson is the direct and beneficial owner of these shares.

         (4) Mr. McLaughlin is the direct and beneficial owner of these shares.

         (5) Mr. Patel is the direct and beneficial owner of these shares.

         (6) Mr. Brashers is the direct and beneficial owner of these shares.

Market Prices of Common Stock and Dividend Policy

         The Company's common stock is traded over-the-counter on the OTC Bulletin Board under the symbol "ITAT.OB" The following table sets forth the range of high and low closing prices for the calendar periods set forth below. On February 7, 2006, the high, low and closing trading prices for the common stock were $0.25, $0.25, and $0.25, respectively.

                                                   High              Low
                                                   ----              ---
         Fiscal 2003
         -----------
         1st Quarter                              $0.10             $0.10
         2nd Quarter                              $0.15             $0.06

         3rd Quarter                              $0.10             $0.06
         4th  Quarter                             $0.30             $0.16

         Fiscal 2004
         -----------
         1st Quarter                              $0.08             $0.12
         2nd Quarter                              $0.12             $0.20
         3rd Quarter                              $0.20             $0.18
         4th Quarter                              $0.18             $0.20

         Fiscal 2005
         -----------
         1st Quarter                              $0.52             $0.20
         2nd Quarter                              $0.21             $0.10
         3rd Quarter                              $0.24             $0.14
         4th Quarter                              $0.25             $0.24

         Fiscal 2006
         -----------
         1st Quarter (to Approval Record Date)    $0.28             $0.25

         On the Approval Record Date, the approximate number of record holders of the Company's common stock, $.001 par value, was 460. This number does not include beneficial owners of shares held in "nominee" or "street" name. Including those beneficial owners, the Company estimates the total number of stockholders exceeds 1,200.

         The Company has never declared any dividends on its common stock and its Board of Directors does not currently intend to pay any cash dividends on our common stock in the foreseeable future. Payment of cash dividends is at the discretion of the Board of Directors and depends on earnings, financial condition, capital requirements and other relevant factors.

Ratio of Earnings to Fixed Charges

                                          December 31,      December 31,       September 30,
                                              2003              2004                2005
Earnings before taxes                   $  117,697.00      $ 100,195.00       $ (467,028.00)
Interest                                $  482,143.00      $ 475,452.00       $  329,511.00
Earnings Available for Fixed Charges    $  599,840.00      $ 575,647.00       $ (137,517.00)
Fixed Charges:      Interest            $  482,143.00      $ 475,452.00       $  329,511.00
Ratio of Earnings to Fixed Charges            1.24              1.21                N/A

         For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges consisting of interest expense.

Book Value per Share


                                                          September 30, 2005
Total Stockholders' Equity                                        $1,712,048
Shares Outstanding                                                 7,747,717
Book Value per share                                                   $0.22

Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations

         See Appendix D to this Information Statement for audited financial statements as of December 31, 2004 and 2003 and for each of the years then ended, unaudited financial statements for the interim periods ended September 30, 2005 and 2004 and Management's Discussion and Analysis of Financial Condition and Results of Operations

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         None.

Forward-Looking Statements

         This Information Statement contains forward-looking statements with respect to the impact on our company of the reverse stock split and other matters. The forward-looking statements include statements regarding our intent, belief, or current expectations, as well as the assumptions on which those statements are based. The forward-looking statements are not guarantees of future performance and occurrences and involve risks and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of our company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, declining economic conditions, including a slowdown or recession; future terrorist activities affecting the entertainment industry; the Company's ability to maintain and increase revenues; the competitive nature of the entertainment industry; the Company's ability to attract and retain qualified personnel; inability to control costs; changes in pricing; changes in business strategy or development plans; and other factors set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and other interim reports filed from time to time with the Securities and Exchange Commission. Actual results, events and performance may differ materially.

Where You Can Find Additional Information

         The reverse stock split will result in a "going private" transaction subject to Rule 13e-3 of the Exchange Act. The Company and the Principal Group have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the

Exchange Act with respect to the reverse stock split. The Schedule 13E-3 contains additional information about us. Copies of the Schedule 13E-3 are available for inspection and copying at our principal executive offices during regular business hours by any interested stockholder, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written or oral request directed to Paul E. Rasmussen, President and Chief Operating Officer, at the following address: ITEC Attractions, Inc., 3562 Shepherd of the Hills Expressway, Branson, Missouri 65616; telephone number
(417) 335-3533.

         We are currently subject to the information requirements of the Exchange Act and file periodic reports, and other information with the Securities and Exchange Commission relating to our business, financial and other matters. Copies of such reports, proxy statements, this Information Statement and other information, as well as the Schedule 13E-3, may be copied (at prescribed rates) at the public reference facilities maintained by the Securities and Exchange Commission at these facilities currently located at 100 F Street, NE, Room 1580, Washington, D.C. 20549 and may be relocated by the Securities and Exchange Commission in the near future. For further information concerning the Securities and Exchange Commission's public reference rooms, you may call the Securities and Exchange Commission at 1-800-SEC-0330 [1-800-732-0330]. Some of this information may also be accessed on the World Wide Web through the Securities and Exchange Commission's Internet website at http://www.sec.gov.


         Dated: March 2, 2006                  THE BOARD OF DIRECTORS OF
                                               ITEC ATTRACTIONS, INC.

APPENDIX A - FORM OF CERTIFICATE OF AMENDMENT OF ARTICLES OF
INCORPORATION OF ITEC ATTRACTIONS, INC.


                             ITEC ATTRACTIONS, INC.

                           Certificate of Amendment to

                            Articles of Incorporation


         ITEC ATTRACTIONS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the laws of the State of Nevada, does hereby certify that:

1. The name of the Corporation is ITEC ATTRACTIONS, INC.

2. The Board of Directors of the Corporation, pursuant to the provisions of Nevada Revised Statutes Sections 78.385 and 78.390, has duly adopted a resolution setting forth and declaring advisable the amendment of ARTICLE III of the Corporation's Articles of Incorporation so that, as amended, said Article shall read in its entirety as follows:

                                   ARTICLE III

         The Corporation shall have authority to issue 45,000,000 aggregate shares of its capital stock of all classes, consisting of 40,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock. The class of common stock and the class of preferred stock together have unlimited voting rights and together are entitled to receive the net assets of the Corporation upon dissolution. The Board of Directors, without shareholder action, may amend the Corporation's Articles of Incorporation to create one or more series within the class of preferred stock, to fix the number of shares of each such series, and to designate, in whole or part, the preferences, limitations, and relative rights of the class of preferred stock or series, within the limits set forth in Nevada Revised Statutes Sections 78.195 and 78.1955, and to take any other action specified therein.

         Upon the amendment of this Article to read as herein set forth, each 381,426 shares of common stock, $0.001 par value per share, outstanding will be converted into one (1) share of common stock, $0.001 par value per share, with fractional shares that would result from such conversion being converted into cash on the basis of $0.27 for each share outstanding prior to the amendment of this Article to read as herein set forth.

3. Thereafter, pursuant to the resolution of the Board of Directors, the Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted and approved by the stockholders of the shares representing a majority of the voting power of the Corporation in accordance with the provisions of Nevada Revised Statutes Section 78.320.

4. This Certificate of Amendment will be effective at 5:00 p.m. Pacific Standard Time on March 30, 2006.

         IN WITNESS WHEREOF, the undersigned officers of the Corporation, having been duly authorized, execute this Certificate of Amendment and certify to the truth of the facts herein stated, this ___ day of March 2006.

                                         ____________________________________
                                         Paul E. Rasmussen, President

                                         ____________________________________
                                         Robert J. Cardon, Secretary

STATE OF MISSOURI                   )
                                    : ss.
COUNTY OF TANEY                     )

         On March ___, 2006, personally appeared before me Paul E. Rasmussen, who being by me duly sworn did say, that he is the President of ITEC ATTRACTIONS, INC., and that the within and foregoing instrument as signed in behalf of said Corporation by authority of a resolution of its board of directors, and he duly acknowledged to me that said Corporation executed the same.

                                         ____________________________________
                                         NOTARY PUBLIC

STATE OF UTAH                       )
                                    : ss.
COUNTY OF SALT LAKE                 )

         On March ___, 2006, personally appeared before me Robert J. Cardon, who being by me duly sworn did say, that he is the Secretary of ITEC ATTRACTIONS, INC., and that the within and foregoing instrument as signed in behalf of said Corporation by authority of a resolution of its board of directors, and he duly acknowledged to me that said Corporation executed the same.

                                         ____________________________________
                                         NOTARY PUBLIC

APPENDIX B - TEXT OF STATUTORY PROVISIONS GOVERNING RIGHTS OF
DISSENTING STOCKHOLDERS, NRS 92A.300 to 92A.500

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.

NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

         1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

         2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

         1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

         (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

              (1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

              (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

         (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.

         (c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

         2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

         1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

         (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

         (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

              (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:


                     (i) The surviving or acquiring entity; or

                     (ii) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

         (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (i) and (ii) of subparagraph (1) of paragraph (b).


         2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

         1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

         2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

         (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

         (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

NRS 92A.410 Notification of stockholders regarding right of dissent.

         1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

         2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

NRS 92A.420 Prerequisites to demand for payment for shares.

         1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

         (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

         (b) Must not vote his shares in favor of the proposed action.

         2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

         1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

         2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

         (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

         (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

         (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

         (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

         1. A stockholder to whom a dissenter's notice is sent must:

         (a) Demand payment;

         (b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

         (c) Deposit his certificates, if any, in accordance with the terms of the notice.

         2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

         3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

         1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

         2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

NRS 92A.460 Payment for shares: general requirements.

         1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

         (a) Of the county where the corporation's registered office is located; or

         (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

         2. The payment must be accompanied by:

         (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

         (b) A statement of the subject corporation's estimate of the fair value of the shares;

         (c) An explanation of how the interest was calculated;

         (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

         (e) A copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.470 Payment for shares: shares acquired on or after date of dissenter's notice.

         1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

         2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

         1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

         2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

         1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

         3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

         (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

         (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

         1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

         2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

         (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

         3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

         4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

         5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

APPENDIX C - FORM OF DEMAND FOR PAYMENT OF FAIR VALUE



ITEC ATTRACTIONS, INC.
3562 Shepherd of the Hills Expressway
Branson, Missouri 65616

Attention: Chief Financial Officer

         Re: Demand for Payment of Fair Value of Fractional Share in Connection with Reverse Stock Split


         The undersigned stockholder of ITEC Attractions, Inc. (the "Company") hereby demands pursuant to Section 92A.440 of the General Corporation Law of the State of Nevada that the Company pay to the undersigned the fair value of the fractional share of Common Stock, par value $0.001 per share, that the undersigned would be entitled to in connection with the reverse stock split (the "Reverse Stock Split") to be effected by the Company, as described in the Information Statement, dated March 2, 2006, sent by the Company to its stockholders, if the Company had not elected to pay cash in lieu of issuing such fractional share.


         The undersigned hereby certifies that he/she currently beneficially owns ______ shares of Common Stock, before giving effect to the proposed Reverse Stock Split. The undersigned hereby certifies that he acquired beneficial ownership of ______ of such shares before June 29, 2005, the date on which the Company first publicly announced, by press release and by current report filed with the United States Securities and Exchange Commission, its intention to effect the Reverse Stock Split. The undersigned hereby acknowledges that he is not entitled to receive payment of the fair value of any shares of Common Stock he acquired after such date unless he agrees to accept such payment in full satisfaction of his demand.


__________________________________________
(Name as it appears on share certificates)

__________________________________________
(Signature)

__________________________________________
(Date)

APPENDIX D - Audited Financial Statements as of December 31, 2004 and 2003 and for each of the years then ended, Unaudited Financial Statements for the interim periods ended September 30, 2005 and 2004 and Management's Discussion and Analysis of Financial Condition and Results of Operations

Financial Statements for the Years Ended December 31, 2004 and 2003:
         Report of Independent Registered Public Accounting Firm - BKD, LLP Balance Sheets
         Statements of Operations
         Statements of Stockholders' Equity
         Statements of Cash Flows
         Notes to Financial Statements
Financial Statements for the Interim Periods Ended September 30, 2005 and 2004:
         Balance Sheets
         Statements of Operations
         Statements of Cash Flows
         Notes to Financial Statements

                             ITEC Attractions, Inc.

                  Accountants' Report and Financial Statements

                           December 31, 2004 and 2003

             Report of Independent Registered Public Accounting Firm



Audit Committee, Board of Directors
     and Stockholders
ITEC Attractions, Inc.
Branson, Missouri


We have audited the accompanying balance sheets of ITEC Attractions, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ITEC Attractions, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                   /s/BKD, LLP



Springfield, Missouri
March 21, 2005

                             ITEC Attractions, Inc.
                                 Balance Sheets
                           December 31, 2004 and 2003


Assets

                                                                                   2004                2003
                                                                            ----------------------------------------
    Current Assets
        Cash                                                                  $        774,159   $        648,307
        Accounts receivable                                                             85,997             81,261
        Inventories                                                                    386,127            387,053
        Prepaid expenses and other                                                     137,052            108,127
        Prepaid leases - current                                                        91,321            104,889
                                                                               ---------------    ---------------

               Total current assets                                                  1,474,656          1,329,637
                                                                               ---------------    ---------------

    Property and Equipment, At Cost
        Buildings and leasehold improvements                                         7,585,704          7,502,497
        Machinery and equipment                                                      1,628,958          1,557,456
        Furniture and fixtures                                                         618,639            600,001
        Film development costs                                                         900,000            900,000
                                                                               ---------------    ---------------
                                                                                    10,733,301         10,559,954
        Less accumulated depreciation and amortization                               4,357,687          3,811,833
                                                                               ---------------    ---------------

                                                                                     6,375,614          6,748,121
                                                                               ---------------    ---------------

    Other Assets
        Prepaid leases                                                                 392,283            483,605
        Other                                                                           12,744             12,137
                                                                               ---------------    ---------------

                                                                                       405,027            495,742
                                                                               ---------------    ---------------

                                                                              $      8,255,297   $      8,573,500
                                                                               ===============    ===============

See Notes to Financial Statements


Liabilities and Stockholders' Equity

                                                                                   2004                2003
                                                                            ----------------------------------------
    Current Liabilities
        Current maturities of long-term debt                                  $        217,040   $        235,904
        Accounts payable                                                               247,010            263,185
        Accrued expenses                                                               177,861            216,150
                                                                               ---------------    ---------------

               Total current liabilities                                               641,911            715,239
                                                                               ---------------    ---------------

    Long-term Debt                                                                   4,393,228          4,511,341

    Accrued Lease Expense                                                              648,000            591,652

    Interest Rate Swap Agreement                                                       239,490            515,942

    Other                                                                               96,802            103,655
                                                                               ---------------    ---------------

                                                                                     5,377,520          5,722,590
                                                                               ---------------    ---------------
    Stockholders' Equity
        Common stock,  $.001 par value; authorized 40,000,000 shares;
          issued and outstanding 7,937,638 shares                                        7,938              7,938
        Additional paid-in capital                                                  10,781,076         10,781,076
        Retained earnings (deficit)                                                 (8,553,148)        (8,653,343)
                                                                               ---------------    ---------------

               Total stockholders' equity                                            2,235,866          2,135,671
                                                                               ---------------    ---------------

                                                                              $      8,255,297   $      8,573,500
                                                                               ===============    ===============


                             ITEC Attractions, Inc.
                            Statements of Operations
                     Years Ended December 31, 2004 and 2003


                                                                                   2004                2003
                                                                            ----------------------------------------
    Revenues
        Theater and concession                                                $      3,875,146   $      3,667,360
        Food service                                                                 3,730,872          3,693,716
        Gift shops                                                                   1,337,390          1,363,355
        Mall operations                                                                515,136            487,610
                                                                               ---------------    ---------------

                                                                                     9,458,544          9,212,041
                                                                               ---------------    ---------------
    Direct Expenses
        Theater and concession                                                       2,515,447          2,267,728
        Food service                                                                 2,965,082          2,876,130
        Gift shops                                                                   1,007,754          1,047,432
        Mall operations                                                                472,236            424,793
                                                                               ---------------    ---------------

                                                                                     6,960,519          6,616,083
                                                                               ---------------    ---------------

    Gross Profit                                                                     2,498,025          2,595,958
                                                                               ---------------    ---------------

    Operating Expenses
        General and administrative                                                     857,743            848,401
        Advertising and marketing                                                      800,357            802,076
        Depreciation and amortization                                                  545,854            534,645
        Gain on derivative financial instrument                                       (276,452)          (187,434)
                                                                               ---------------    ---------------

                                                                                     1,927,502          1,997,688
                                                                               ---------------    ---------------

    Operating Income                                                                   570,523            598,270
                                                                               ---------------    ---------------

    Other Income (Expense)
        Interest income                                                                  5,124              1,570
        Interest expense                                                              (475,452)          (482,143)
                                                                               ---------------    ---------------

                                                                                      (470,328)          (480,573)
                                                                               ---------------    ---------------

    Net Income                                                                $        100,195   $        117,697
                                                                               ===============    ===============

    Net Income Per Common Share                                               $            .01   $            .01
                                                                               ===============    ===============

See Notes to Financial Statements

                            ITEC Attractions, Inc.
                       Statements of Stockholders' Equity
                     Years Ended December 31, 2004 and 2003


                                                                   Additional            Retained
                                                 Common              Paid-in             Earnings
                                                  Stock              Capital             (Deficit)              Total
                                            ------------------ -------------------- -------------------- --------------------

    Balance, January 1, 2003                $         7,938    $       10,781,076   $       (8,771,040)  $        2,017,974


        Net income                                       --                    --              117,697              117,697
                                              --------------      -----------------     ----------------     ----------------


    Balance, December 31, 2003                        7,938            10,781,076           (8,653,343)           2,135,671


        Net income                                                                             100,195              100,195
                                              -------------      ----------------     ----------------     ----------------


    Balance, December 31, 2004              $         7,938    $       10,781,076   $       (8,553,148)  $        2,235,866
                                              =============      ================     ================     ================




See Notes to Financial Statements

                            ITEC Attractions, Inc.
                            Statements of Cash Flows
                     Years Ended December 31, 2004 and 2003


                                                                                   2004                2003
                                                                            ----------------------------------------
    Operating Activities
        Net income                                                            $        100,195   $        117,697
        Items not requiring (providing) cash
           Depreciation and amortization                                               545,854            534,645
           Tickets exchanged for property and equipment                                     --           (101,125)
           Gain on derivative financial instrument                                    (276,452)          (187,434)
        Changes in
           Accounts receivable                                                          (4,736)           (35,876)
           Inventories                                                                     926            (10,862)
           Prepaid expenses and other                                                   75,358             99,343
           Accounts payable and accrued expenses                                        (4,969)           136,520
                                                                               ---------------    ---------------

               Net cash provided by operating activities                               436,176            552,908
                                                                               ---------------    ---------------

    Investing Activities
        Purchase of property and equipment                                            (173,347)          (160,723)
                                                                               ---------------    ---------------

               Net cash used in investing activities                                  (173,347)          (160,723)
                                                                               ---------------    ---------------

    Financing Activities
        Principal payments on long-term debt                                          (136,977)          (143,272)
                                                                               ---------------    ---------------

               Net cash used in financing activities                                  (136,977)          (143,272)
                                                                               ---------------    ---------------

    Increase  in Cash                                                                  125,852            248,913

    Cash, Beginning of Year                                                            648,307            399,394
                                                                               ---------------    ---------------

    Cash, End of Year                                                         $        774,159   $        648,307
                                                                               ===============    ===============

    Supplemental Cash Flows Information
        Interest paid                                                                 $476,378           $483,703
        Tickets exchanged for property and equipment                                        --           $101,125




See Notes to Financial Statements

                             ITEC Attractions, Inc.
                          Notes to Financial Statements
                           December 31, 2004 and 2003



Note 1:  Nature of Operations and Summary of Significant Accounting Policies


    Nature of Operations

        The Company's principal business is in the tourist entertainment industry. The Company has a tourist entertainment complex in Branson, Missouri, which encompasses movie theaters, a live theater, a shopping mall, a restaurant and a food court.


    Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


    Inventory Pricing

        Inventories consist of retail merchandise, food and concession items. Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.


    Property and Equipment

        Property and equipment are depreciated over the estimated useful life of each asset. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the improvements. Annual depreciation is primarily computed using the following methods.

           Building and leasehold improvements        Straight line
           Machinery and equipment                    Double declining balance
           Furniture and fixtures                     Double declining balance
           Film development costs                     Straight line


    Income Taxes

        Deferred tax assets and liabilities are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.


    Revenue Recognition

        Revenues are recognized at the time they are earned, which is generally simultaneous with their receipt.

                             ITEC Attractions, Inc.
                          Notes to Financial Statements
                           December 31, 2004 and 2003



    Income Per Common Share

        Income per common share is computed by dividing net income by the weighted average number of common shares outstanding. The weighted average number of common shares outstanding used in the computation was 7,937,638 for each of the years ended December 31, 2004 and 2003.



Note 2:  Inventories

                                             2004                2003
                                       ---------------------------------------

                Gift shops              $        324,647   $        330,179
                Food                              51,010             47,920
                Concessions                       10,470              8,954
                                         ---------------    ---------------

                                        $        386,127   $        387,053
                                         ===============    ===============


Note 3:  Long-term Debt

                                                 2004                2003
                                            ------------------------------------

        Note payable, bank (A)              $      4,365,591   $      4,461,039
        Note payable, bank (B)                        95,767            100,218
        Note payable, related party (C)              100,000            100,000
        Notes payable, related party (D)              21,639             28,909
        Note payable, finance company (E)             16,640             22,188
        Capital lease obligations (F)                 10,631             34,891
                                             ---------------    ---------------
                                                   4,610,268          4,747,245
        Less current maturities                      217,040            235,904
                                             ---------------    ---------------

                                            $      4,393,228   $      4,511,341
                                             ===============    ===============

(A) Due June 2013; payable monthly plus interest at prime plus or minus 0.25% based on certain financial ratios; secured by the theater complex.

(B)            Due January 2007; payable monthly including interest at prime;
               secured by real property.

(C)            Due June 2005; interest payable monthly at prime plus 1%;
               unsecured.

(D)            Due June 2007; interest payable monthly at 10.5%; unsecured.

(E) Note arising from the purchase of a vehicle and collateralized by vehicle acquired; interest at 0%, due through 2007.

(F) Capital leases include leases covering various equipment due through 2007.

                             ITEC Attractions, Inc.
                          Notes to Financial Statements
                           December 31, 2004 and 2003


        Aggregate annual maturities of long-term debt and payments on capital lease obligations at December 31, 2004, are:


                                                                                 Long-term
                                                                                   Debt              Capital
                                                                                (Excluding            Lease
                                                                                  Leases)          Obligations
                                                                            ----------------------------------------

            2005                                                              $        212,866   $          4,174
            2006                                                                       134,521              4,989
            2007                                                                       229,438              1,468
            2008                                                                       144,253                  --
            2009                                                                       159,991                  --
            Thereafter                                                               3,718,568                  --
                                                                               ---------------    ----------------

                                                                              $      4,599,637             10,631
                                                                               ===============

            Less amount representing interest                                                                   --
                                                                                                  ----------------

            Present value of future minimum lease payments                                       $         10,631
                                                                                                  ===============


        Property and equipment under capital leases consists of:

                                                  2004                2003
                                          ------------------------------------

         Equipment                        $        320,638   $        320,638
         Less accumulated depreciation             290,734            277,512
                                           ---------------    ---------------

                                          $         29,904   $         43,126
                                           ===============    ===============


Note 4:  Operating Leases

        The Company has an operating lease agreement for a giant screen theater projection and sound system for its Branson Theater Complex. Under the terms of this agreement, the Company was required to make advance rental payments. Such amounts, net of amortization, are reflected in prepaid leases in the accompanying balance sheets. The advance rent payments are being amortized on a straight-line basis over the lease term. Additionally, the lease agreement requires the monthly payments to be adjusted annually based on the Consumer Price Index throughout the remaining lease term, together with annual percentage royalties ranging from zero to six percent based upon the attainment of certain net theater admission revenue volumes. The lease expires in September 2005 and has an option to be renewed for an additional ten-year term. Advance and fixed minimum lease commitments related to this lease are included in the following tables.

                             ITEC Attractions, Inc.
                          Notes to Financial Statements
                           December 31, 2004 and 2003


        The Company also has a fifty-year operating lease on land located in Branson, Missouri, the site of the Company's giant screen tourist entertainment complex. An advance rent payment of $1,025,000 was made at the time of the lease which satisfied the Company's rent obligation for years one through twenty of the lease agreement. For years twenty-one through fifty of the lease, the Company is obligated to make quarterly rent payments aggregating $145,000 annually. These amounts are subject to an annual Consumer Price Index adjustment. Base rents, including the $1,025,000 in advance rents and the $145,000 annual amount commencing in the twenty-first lease year, are expensed on a straight-line basis over the fifty-year lease term, which began October 1, 1993. Amounts recorded as accrued lease expense in the accompanying balance sheets reflect an accrual for those portions of the rents that will be paid during years twenty-one through fifty which are expensed currently using the straight-line method.

        In addition, the Company leases a vehicle under a noncancelable operating lease agreement.

        Advance rental payments associated with the theater system and land are reflected in the current portion of prepaid leases and prepaid leases in the accompanying balance sheets at December 31, 2004 and 2003, and are summarized below:

                                                                                   2004                2003
                                                                            ----------------------------------------
            Advance rents
                Theater system                                                $         40,704   $         94,976
                Land                                                                   442,901            493,518
                                                                               ---------------    ---------------

                                                                                       483,605            588,494
                                                                               ---------------    ---------------

            Less current portion of prepaid leases
                Theater system                                                          40,704             54,272
                Land                                                                    50,617             50,617
                                                                               ---------------    ---------------

                   Total current portion of prepaid leases                              91,321            104,889
                                                                               ---------------    ---------------

                                                                              $        392,284   $        483,605
                                                                               ===============    ===============

        Annual amortization expense is as follows:

                                                                                   2004                2003
                                                                            ----------------------------------------


            Theater system                                                    $         40,704   $         54,272
            Land                                                                        50,617             50,617
                                                                               ---------------    ---------------

                                                                              $         91,321   $        104,889
                                                                               ===============    ===============


                             ITEC Attractions, Inc.
                          Notes to Financial Statements
                           December 31, 2004 and 2003


        Future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2004, are as follows:

                   2005                                        $      125,000
                   2006                                                20,000
                   2007                                                20,000
                   2008                                                20,000
                   2009                                                20,000
                Thereafter                                          5,190,000
                                                                -------------

                                                               $    5,395,000

        Rental expense on operating leases for the years ended December 31, 2004 and 2003, was approximately $204,000 and $203,000, respectively.

        The Company has agreements to rent space as lessor to various retail tenants in its theater complex with terms ranging from one to five years. The agreements also include certain renewal terms for leases beyond five years, which are not included in the amounts below. As of December 31, 2004 and 2003, the Company held deposits related to the leases of $12,400.

        Future minimum rentals to be received as of December 31, 2004, are as follows:

                   2005                                        $      280,600
                   2006                                               254,500
                   2007                                               259,000
                                                                -------------

                                                               $      794,100


Note 5:  Income Taxes

        There was no provision for income taxes for the years ended December 31, 2004 and 2003.

        A reconciliation of income tax benefit at the statutory rate to the Company's actual income tax benefit is shown below:

                                                                                   2004                2003
                                                                            ----------------------------------------

            Computed at the statutory rate (34%)                              $         34,065   $         40,017
            Increase (decrease) resulting from
                Nondeductible expenses and other                                         4,745              5,316
                Change in the deferred tax asset valuation allowance                   (38,810)           (45,333)
                                                                               ---------------    ---------------

                   Actual tax benefit                                         $              0   $              0
                                                                               ===============    ===============


                             ITEC Attractions, Inc.
                          Notes to Financial Statements
                           December 31, 2004 and 2003



        The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:


                                                                                   2004                2003
                                                                            ----------------------------------------
            Deferred tax assets
                Property and equipment                                        $        476,122   $        546,633
                Accrued rent                                                           241,704            220,686
                Net operating loss carryforwards                                     1,837,583          1,721,341
                Derivative financial instrument                                         89,330            192,446
                Other                                                                   36,807             39,250
                                                                               ---------------    ---------------

                   Deferred tax asset before valuation allowance                     2,681,546          2,720,356
                                                                               ---------------    ---------------

            Valuation allowance
                Beginning balance                                                   (2,720,356)        (2,765,689)

                Decrease during the year                                                38,810             45,333
                                                                               ---------------    ---------------

                Ending balance                                                      (2,681,546)        (2,720,356)
                                                                               ---------------    ---------------

                   Net deferred tax asset                                     $              0   $              0
                                                                               ===============    ===============

        As of December 31, 2004, the Company has unused operating loss carryforwards of approximately $4.9 million, which expire between 2010 and 2024.



Note 6:  Employee Benefit Plan

        The Company has a 401(k) defined contribution plan covering substantially all employees. The Company's contributions to the plan are limited to 50% of each employee's contribution not to exceed $350 for any participant. Contributions to the plan were approximately $5,000 and $4,000 for 2004 and 2003, respectively.



Note 7:  Derivative Financial Instrument

        The derivative financial instrument held by the Company is an interest-rate swap agreement with Bank of America, N.A. (the "Bank") to effectively fix the interest rate at 10.4% through April 1, 2006, on the Company's term note with the Bank which is due June 2013. The Company's derivative instrument is recorded at its fair value with changes in fair value included in earnings, which resulted in recognition of a gain on derivative financial instrument of $276,452 and $187,434 during the years ended December 31, 2004 and 2003, respectively.

                             ITEC Attractions, Inc.
                          Notes to Financial Statements
                           December 31, 2004 and 2003


Note 8:  Related Party Transactions

        The Company has notes payable to the spouse of the majority shareholder in the amount of $121,639 (see Note 3).

        The Company rents its point-of-sale inventory system under an operating lease with the spouse of the majority shareholder. The lease continues until cancelled. Lease payments are $1,034 per month.



Note 9:  Disclosures About Fair Value of Financial Instruments

        The following methods were used to estimate the fair value of financial instruments.

        The fair values of certain of these instruments were calculated by discounting expected cash flows, which method involves significant judgements by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Company does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.


    Notes Payable and Long-term Debt

        Fair value is estimated based in the borrowing rates currently available to the Company for bank loans with similar terms and maturities.


    Interest Rate Swap Agreement

        The fair value is estimated by a third party.

        The following table presents estimated fair values of the Company's financial instruments at December 31, 2004 and 2003.

                                                        December 31, 2004                      December 31, 2003
                                                   Carrying             Fair             Carrying              Fair
                                                    Amount              Value             Amount              Value
                                              ------------------- ------------------ ------------------ -------------------
           Financial assets
               Cash                           $         774,159   $         774,159  $         648,307  $         648,307

           Financial liabilities
               Long-term debt
                 (excluding capital
                 leases)                              4,599,637           4,599,637          4,712,354          4,712,354
               Interest rate swap
                 agreement                              239,490             239,490            515,942            515,942


                             ITEC Attractions, Inc.
                          Notes to Financial Statements
                           December 31, 2004 and 2003



        The following methods were used to estimate the fair value of financial instruments.


    Cash

        The carrying amount approximates fair value.


    Long-term Debt

        The fair value is estimated based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities.


    Interest Rate Swap Agreement

        Fair value, which also is the amount recognized in the balance sheets, equals quoted prices.



Note 10: Significant Estimates and Concentrations

        Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:


    Major Lender

        Substantially all of the Company's long-term debt has been financed through one financial institution.



Note 11: Operating Segments

        The Company operates in three business segments: 1) Theater and concessions, 2) Food service and 3) Retail services.

                             ITEC Attractions, Inc.
                          Notes to Financial Statements
                           December 31, 2004 and 2003


        The following table presents financial information by operating segment for the years ended December 31, 2004 and 2003.

          Year Ended                Theater and           Food           Retail
      December 31, 2004             Concessions         Service         Services       Corporate         Total
------------------------------- -------------------- --------------- --------------- --------------- ---------------
Sales to unaffiliated
   customers                       $  3,875,146      $   3,730,872   $   1,852,526   $         --     $    9,458,544

Operating income (loss)               1,359,699            765,790         372,535      (1,927,501)          570,523

          Year Ended                Theater and           Food           Retail
      December 31, 2003             Concessions         Service         Services       Corporate         Total
------------------------------- -------------------- --------------- --------------- --------------- ---------------

Sales to unaffiliated
   customers                       $  3,667,360      $   3,693,716   $   1,850,965   $         --     $    9,212,041

Operating income (loss)               1,396,360            817,586         378,740      (1,994,416)          598,270



Financial Statements for the Interim Periods Ended September 30, 2005 and 2004:
         Balance Sheets
         Statements of Operations
         Statements of Cash Flows
         Notes to Financial Statements


                             ITEC Attractions, Inc.


                                TABLE OF CONTENTS


PART 1.  FINANCIAL INFORMATION

Item 1.    Financial Statements


                                                                     Page Number

Condensed Consolidated Balance Sheet
  September 30, 2005    ..................................................    1


 Condensed Consolidated Statements of Operations
  Three and Nine Months Ended September 30, 2005 and 2004    .............    2

Condensed Consolidated Statements of Cash Flows
  Nine Months Ended September 30, 2005 and  2004     .....................    3


Notes to Condensed Consolidated Financial Statements  ....................    4


Item 2.  Management's Discussion and Analysis of Financial Condition
  and Results of Operations  .............................................    6


Item 3.  Controls and Procedures  ........................................   14


PART II.  OTHER INFORMATION.. ............................................   15

ITEC Attractions, Inc.

            Condensed Consolidated Balance Sheet
                         (Unaudited)


                                                                  September 30,
            ASSETS                                                    2005
                                                                ----------------

Current assets:
   Cash                                                         $       515,336
   Accounts receivable                                                  160,813
   Inventories                                                          543,176
   Prepaid expenses                                                     286,328
   Prepaid leases-current                                                50,617
                                                                ----------------

            Total current assets                                      1,556,270


Property and equipment, net of accumulated
    depreciation of $4,786,620                                        6,338,872
Prepaid leases-non current                                              354,321
Deposits                                                                 61,553
                                                                ----------------


            TOTAL ASSETS                                        $     8,311,016
                                                                ================

            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                             $       430,518
   Accrued expenses                                                     346,999
   Current portion of long-term debt                                    209,379
                                                                ----------------

            Total current liabilities                                   986,896

Accrued lease expense                                                   690,261
Long-term debt                                                        4,832,654
Deferred revenue                                                         76,757
Deposits                                                                 12,400
                                                                ----------------

            Total liabilities                                         6,598,968
                                                                ----------------

Stockholders' equity
   Common stock, $.001 par value.  Authorized 40,000,000
      shares, issued and outstanding 7,747,717 shares                     7,747
   Additional paid-in capital                                        10,724,475
   Retained earnings (deficit)                                       (9,020,174)
                                                                ----------------

            Total stockholders' equity                                1,712,048
                                                                ----------------

            TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $     8,311,016
                                                                ================

     See accompanying notes to condensed consolidated financial statements.

                             ITEC Attractions, Inc.

                 Condensed Consolidated Statements of Operations
                                   (Unaudited)



                                                     Three Months Ended                        Nine Months Ended
                                                        September 30,                             September 30,

                                                   2005               2004                   2005                  2004
                                               --------------     --------------        ---------------     --------------
Revenue:
     Theater and concession                    $   1,153,456      $   1,254,113         $    2,696,087      $    2,902,719
     Food service                                  1,160,254          1,103,130              2,512,619           2,455,920
     Gift shops                                      369,678            377,362                820,532             804,466
     Mall operations                                 137,962            145,020                358,724             358,899
                                               --------------     --------------        ---------------     ---------------
                                                   2,821,350          2,879,625              6,387,962           6,522,004
                                               --------------     --------------        ---------------     ---------------
Direct Expense:
     Theater and concession                          674,040            753,830              1,715,669           1,835,390
     Food service                                    964,061            853,284              2,174,040           2,071,307
     Gift shops                                      270,226            263,581                643,513             638,166
     Mall operations                                 128,595            127,523                332,228             356,971
                                               --------------     --------------        ---------------     ---------------
                                                   2,036,922          1,998,218              4,865,450           4,901,836
                                               --------------     --------------        ---------------     ---------------

Gross Profit                                         784,428            881,407              1,522,512           1,620,168
                                               --------------     --------------        ---------------     ---------------

Operating Expense:
     General and administrative                      241,585            199,685                690,650             613,868
     Advertising and marketing                       228,547            229,572                649,248             618,075
     Depreciation and amortization                   141,555            137,617                428,933             406,268
     (Gain) on derivative financial instrument             -            (36,425)              (100,790)           (199,090)
                                               --------------     --------------        ---------------     ---------------
                                                     611,687            530,449              1,668,041           1,439,121
                                               --------------     --------------        ---------------     ---------------

Operating Income                                     172,741            350,958               (145,529)            181,047
                                               --------------     --------------        ---------------     ---------------
Other Income (Expense):
     Interest income                                   3,737              1,190                  8,012               2,002
     Interest expense                                (89,994)          (118,488)              (329,511)           (356,414)
                                               --------------     --------------        ---------------     ---------------
        Other Income (Expense), net                  (86,257)          (117,298)              (321,499)           (354,412)
                                               --------------     --------------        ---------------     ---------------
        Net Income (Loss)                      $      86,484      $     233,660         $     (467,028)     $     (173,365)
                                               ==============     ==============        ===============     ===============


Income (loss) per common share                 $        0.01      $        0.03         $       ( 0.06)     $        (0.02)
                                               ==============     ==============        ===============     ===============
Weighted average common
   shares outstanding                              7,931,445          7,937,638              7,935,550           7,937,638


     See accompanying notes to condensed consolidated financial statements.

                             ITEC Attractions, Inc.

                 Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                                             Nine Months Ended
                                                                                               September 30,
                                                                                        2005                  2004
                                                                                   ---------------       ---------------
Cash flows from operating activities:
   Net loss                                                                        $     (467,028)       $     (173,365)
     Items not requiring(providing) cash:

     Depreciation and amortization                                                        428,933               406,268
     Gain on derivative financial instrument                                             (100,790)             (199,090)
     Changes in:
        Accounts receivable                                                               (74,816)               (3,815)
        Inventories                                                                      (157,049)             (180,552)
        Prepaid expenses and deposits                                                    (198,085)             (109,766)
        Prepaid leases                                                                    120,928                78,667
        Accounts payable and other accrued expenses                                       345,002               208,448
                                                                                   ---------------       ---------------
                         Net cash provided by (used in) operating activities             (102,904)               26,795
                                                                                   ---------------       ---------------

Cash flows from investing activities:
   Purchase of property and equipment                                                    (392,192)             (163,778)
   Purchase and retirement of Company Stock                                               (56,792)
                                                                                   ---------------       ---------------
                         Net cash used in investing activities                           (448,984)             (163,778)
                                                                                   ---------------       ---------------

Cash flows from financing activities:
   Principal payments on long-term debt                                                (4,444,962)             (103,982)
   Payment on termination of derivative financial instrument                             (138,700)
   Proceeds from issuance of long-term debt                                             4,876,727
                                                                                   ---------------       ---------------
                        Net cash provided by (used in) financing activities               293,065              (103,982)
                                                                                   ---------------       ---------------

Decrease in cash                                                                         (258,823)             (240,965)

Cash at beginning of period                                                               774,159               648,307
                                                                                   ---------------       ---------------

Cash at end of period                                                              $      515,336        $      407,342
                                                                                   ===============       ===============

Supplemental cash flow information:
  Interest paid                                                                    $      329,511        $      356,414


     See accompanying notes to condensed consolidated financial statements.

                             ITEC Attractions, Inc.

              Notes to Condensed Consolidated Financial Statements

                                   (Unaudited)


NOTE 1.  BASIS OF PRESENTATION

ITEC Attractions, Inc. (formerly known as International Tourist Entertainment Corporation) (the "Company") commenced operations in October 1993. The accompanying interim condensed consolidated financial statements are unaudited, but in the opinion of management reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position, results of operations and cash flows for the Company. The results of operations for any interim period are not necessarily indicative of results for the respective full year. Certain information and note disclosures normally included in the Company's annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company's annual report on Form 10-KSB for the year ended December 31, 2004 as filed with the Securities and Exchange Commission.

Principles of Consolidation

The consolidated financial statements include the accounts of ITEC Attractions, Inc., and its wholly owned subsidiary, Branson Restaurants, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2. OPERATING SEGMENTS

The Company operates in three business segments: 1) Theater and concessions, 2) Food service, and 3) Retail services, which are organized around the types of products and services the Company provides.

The following table presents financial information by operating segment for the nine months ended September 30, 2005 and 2004.

Nine months ended             Theater and        Food          Retail
September 30, 2005            Concessions       Service       Services        Corporate           Total
---------------------------------------------------------------------------------------------------------
Sales to unaffiliated
  customers                   $  2,696,087   $  2,512,619   $  1,179,256              -     $   6,387,962

Operating income (loss)            980,418        338,579        203,515     (1,668,041)         (145,529)

Interest  income                         -              -              -          8,012             8,012

Interest expense                         -              -              -        329,511           329,511

Depreciation and amortization      144,449         68,428         26,591        189,465           428,933

Capital expenditures                 3,105        305,030         47,105         69,952           425,192

Total assets                  $    542,769   $    689,985   $    493,461   $  6,584,801     $   8,311,016


Nine months ended             Theater and        Food          Retail
September 30, 2004            Concessions       Service       Services        Corporate           Total
---------------------------------------------------------------------------------------------------------

Sales to unaffiliated
  customers                   $  2,902,719   $  2,455,920   $  1,163,365              -     $   6,522,004

Operating income (loss)          1,067,329        384,613        168,226     (1,439,121)          181,047

Interest income                          -              -              -          2,002             2,002

Interest expense                         -              -              -        356,414           356,414

Depreciation and amortization      146,152         77,105         14,679        168,332           406,268

Capital expenditures                36,660         13,394         69,248         44,475           163,777

Total assets                  $    689,611   $    541,571   $    496,309   $  6,578,018     $   8,305,509


NOTE 3.  DERIVATIVE FINANCIAL INSTRUMENT

The Company held a derivative financial instrument in the form of an interest rate swap agreement with Bank of America, N.A. (the "Bank") to effectively fix the interest rate on the Company's term note with the Bank, which is due June 2013, at 10.4% through April 1, 2006. The Company's derivative instrument was recorded at its fair value with changes in fair value included in earnings. During the second quarter of 2005 the Company refinanced its debt with a new loan from Ozark Mountain Bank and the Company terminated its derivative financial instrument.

The fair value of the interest rate swap agreement was determined by obtaining a price quote from a dealer in such agreements using their proprietary pricing model for similar transactions. Since the swap effectively fixed a variable rate instrument, its value had declined significantly in value in prior years due to a declining interest rate environment. As rates rise and the term of the swap narrows, the instrument regains value, resulting in recognition of gain. The

Company recognized a gain on the derivative financial instrument of $0 and $36,425 for the quarters ended September 30, 2005 and 2004, respectively, and a gain of $100,790 and $199,090 during the nine months ended September 30, 2005 and 2004, respectively.

NOTE 4. LONG-TERM DEBT

On May 18, 2005 the Company refinanced its existing long-term debt with a $4.5 million loan from Ozark Mountain Bank. The loan has a 20-year amortization, and is callable on its fifth anniversary at the lenders discretion, and bears interest at the prime rate, as published in the Wall Street Journal, plus 0.5%, adjusted as the prime rate changes from time to time. The repayment of the loan is secured by a first trust deed on the Company's properties. In addition, the refinancing also includes a $400,000 Revolving Note from Ozark Mountain Bank. The Revolving Note has a three year term and bears interest at the prime rate plus 0.5%. The repayment of the Revolving Note is secured by a second trust deed on the Company's properties. The Bluto Family Trust has guaranteed the repayment of the first $1,000,000 of the Loan and the Revolving Note.

See Note 5 below for a discussion of the debt Branson Restaurants Inc., a wholly owned subsidiary, of the Company incurred to finance the purchase of equipment, payment of cost related to leasehold improvements and other pre-opening expenses for the Montana Mike's restaurant.

NOTE 5. ACQUISITION OF FRANCHISE

During the third quarter of 2005, the Company formed a wholly-owned subsidiary, Branson Restaurants, Inc. , which acquired a Montana Mike's family restaurant franchise and leased space for the operation of the restaurant franchise. Branson Restaurants, Inc. incurred debt in connection with the startup and commencement of operations of the restaurant franchise as follows: (i) $175,000 note payable to Banta Foods, Inc. bearing interest at 9% per annum and due in five years; (ii) $110,000 capital lease to Myer Development Co. for the acquisition of restaurant equipment from Myer Development Co. bearing interest at 7.5% per annum and amortized over five years but due on the earlier of three years or exercise of a lease purchase option by Branson Restaurants, Inc.; and
(iii) $42,000 note dated October 5, 2005 payable to Ozark Mountain Bank for the acquisition of signage for the restaurant franchise bearing interest at prime plus 0.5% and due in six years. The repayment of all debt has been guaranteed by the Company.

NOTE 6.  REPURCHASE OF SHARES

On September 27, 2005, the Company repurchased 210,341 shares of its common stock from Dynatronics Corporation at a price of $0.27 per share, for aggregate consideration of $56,792. The Company has also filed a Preliminary Information Statement and Schedule 13E-3 with the Securities and Exchange Commission in connection with a proposed amendment to its Articles of Incorporation to effectuate a 1-for-381,426 reverse stock split. Fractional shares will be redeemed for cash consideration of $0.27 per pre-split share. When the reverse stock split is completed, the Company will be a privately held company owned by Paul and Ann Bluto. The Company has recorded approximately $65,000 of prepaid expenses in connection with this transaction.

Management's Discussion and Analysis of Financial Condition and Results of Operations

General
-------

         The following discussion and analysis should be read in conjunction with the audited financial statements included elsewhere herein. Except for the historical information contained herein, the matters discussed in this Annual Report are forward-looking statements that involve a number of risks and uncertainties. There are certain important factors and risks, including market conditions, competitive factors, seasonality and other variations in the entertainment industry and in Branson, Missouri specifically, the exhibition life of films, our ability to retain managerial and other personnel, and the other risks detailed from time to time in our SEC reports on Form 10-KSB and Form 10-QSB, that could cause results to differ materially from those anticipated by the statements made herein. Therefore, historical results and percentage relationships will not necessarily be indicative of the operating results of any future period.

         The Company operates an entertainment and eating facility in Branson, Missouri and as such its products and service are discretionary expenditures subject to the risks and factors attendant to the discretionary segment of the economy.

         The Company's facility includes (i) an IMAX giant screen theater, three 35mm theaters and a live performance theater; (ii) a family dining restaurant and food court with various fast food franchises; (iii) retail gift operations; and (iv) retail space leased to third parties. The Company's revenues are generated by these same categories or segments of its business, ie., ticket sales, food sales, gift sales and rental income. The revenues generated by each of these segments is primarily a function of the Company's ability to attract tourist visits to its facility.

         On July 21, 2005, the Company acquired a Montana Mike's Steakhouse restaurant franchise from Stockade Franchising, LP. The Company formed a wholly-owned subsidiary named Branson Restaurants, Inc. which will operate the restaurant franchise. Montana Mike's is a family dining steakhouse with a wide variety of reasonably priced menu items. The initial franchise fee is $20,000, payable upon signing of the franchise agreement. The franchise royalty is 3% of net sales. The franchise has an initial term of 15 years. The obligations of Branson Restaurants, Inc. under the franchise agreement are guaranteed by the Company and by Paul and Ann Bluto.

         On July 12, 2005 Branson Restaurants, Inc. entered into a lease agreement with option to purchase with Myers Development Co. for a restaurant facility formerly known as the Country Kitchen. The facility is located in Branson, Missouri, approximately two (2) miles from the Company's theater complex. The lease is for an initial term of 10 years, with two five-year renewal options. The lease provides for minimum rents of $90,000.00 per year, with percentage rents of 7.5% on the first $2,000,000 of Annual Gross Receipts and 5% on the Annual Gross Receipts in excess of $2,000,000. The lease includes a three-year option to purchase the premises at a price of $1,300,000 if purchased during the first two years and a price of $1,339,000 if purchased during the third year. The obligations of Branson Restaurants, Inc. under the lease are guaranteed by the Company. The restaurant opened to the public on October 18, 2005.

         The Company's customers consist primarily of tourist visitors to the community of Branson and thus the Company's business is subject to the risks and factors attendant to the vacation and travel industry. Branson must compete for tourist visits with all other destination and resort locations. Branson, like other resort locations, is subject to fluctuations in the tourism industry. And within the universe of resort locations, Branson must compete with all other resort locations for tourist visits. Branson has sought to identify itself with and to appeal to the "family values" segment of the traveling and vacationing public. The Company must not only consider its contribution to the overall draw of Branson to the traveling and vacationing public, but must also consider its relative appeal to tourist visitors of Branson in relation to all of the other attractions at Branson.

         The Company's objectives with respect to each of its lines of business are to keep the films it exhibits and the live entertainment it offers current and fresh, provide quality food and service at its various eateries, stock merchandise which is appealing to tourist visitors and lease space to retailers that can contribute to the overall experience of the Company's facility.

Critical Accounting Policies and Estimates
------------------------------------------

         The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect our reported assets, liabilities, revenues and expenses. On an on-going basis, we evaluate our estimates, including those related to revenue recognition, long-lived assets and deferred tax assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. This forms the basis of judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         We believe the following critical accounting policies and the related judgments and estimates affect the preparation of our financial statements:

         Revenue Recognition. Revenue from the sale of admission tickets, retail merchandise are recognized when earned, which is simultaneous with receipt of payment. Returns of merchandise or refunds issued on admissions are recognized at the time the refund is made. Sale of gift certificates are recorded as deferred revenue until the certificate is redeemed. Revenue from lease of mall space is recognized evenly over the term of the lease. Costs associated with film exhibition and mall operations are expensed when incurred.

         Long-Lived Assets. At December 31, 2004 and September 30, 2005, long-lived assets represented 77% and 80%, respectively, of the Company's total assets. Long-lived assets consist of property and equipment. These assets are depreciated or amortized over their estimated useful life. The Company periodically reviews long-lived assets whenever adverse events or changes in circumstances indicate the carrying value of such assets may not be recoverable. In assessing recoverability, the Company must make assumptions regarding estimated future cash flows and other factors to determine if an impairment loss may exist, and, if so, estimate fair value. The Company also must estimate and make assumptions regarding the useful lives assigned to its long-lived assets. If these estimates, or their related assumptions, change in the future, the Company may be required to record impairment losses or change the useful life including accelerating depreciation or amortization for these assets.

         Deferred Tax Assets and Liabilities. Provision for income taxes is based upon the Company's estimate of taxable income or loss for each respective accounting period. An asset or liability is recognized for the deferred tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future periods when the reported amounts of assets are recovered or liabilities are settled. The Company regularly reviews its deferred tax assets to determine the amount that is more likely than not to be realized. When this amount is less than the deferred tax asset recorded, the Company records a valuation allowance to reduce the asset to its estimated realizable value. If the Company determined that it was not going to be able to fully realize its recorded deferred tax assets, it would make an adjustment to the valuation allowance. This would reduce net income in the period that the Company made its determination. Similarly, if the Company realized that it was going to be able to fully realize a deferred tax asset in excess of its net recorded value, net income would be increased in the period that the Company made its determination.

         The Company also reviews its deferred tax liabilities on a regular basis to determine that the amount recorded is adequate to cover the expected reversal of temporary income tax liabilities. In the event that the amount recorded was less than adequate, the deferred tax liability would be increased to its estimated realizable value and net income would be decreased accordingly. In the event that the deferred tax liability was determined to be overstated, it would be reduced to its estimated realizable value and net income would increase accordingly.

         The Company generally determines its effective tax rate by considering the statutory federal income tax rate, the statutory state and local tax rates (net of the federal income tax benefit) and any nondeductible expenses. This rate could also be affected by increases or decreases to deferred tax assets or liabilities as described above.

Liquidity and Capital Resources
-------------------------------

         As of September 30, 2005, current assets totaled $1,556,270, while current liabilities totaled $986,896. The Company's current ratio at September 30, 2005 was 1.57 to 1.00.

         Net cash used in investing activities for the period ended September 30, 2005 totaled $448,984, which is comprised of capital expenditures for property and equipment, the purchase and retirement of shares, and restaurant equipment and leasehold improvement cost associated with the Montana Mike's restaurant.

         Net cash provided by financing activities for the period ended September 30, 2005 total $293,065, which represents the refinancing of the Company's long-term debt and the debt incurred as described below, to finance the acquisition of restaurant equipment and pay for leasehold improvements for the Montana Mike's restaurant and the payment of principal payments due during the period.

         During the quarter, the Company's wholly-owned subsidiary incurred debt in connection with the startup and commencement of operations of a Montana Mike's family restaurant franchise as follows: (i) $175,000 note payable to Banta Foods, Inc. bearing interest at 9% per annum and due in five years; (ii) $110,000 capital lease to Myer Development Co. for the acquisition of restaurant equipment from Myer Development Co. bearing interest at 7.5% per annum and amortized over five years but due on the earlier of three years or exercise of a lease purchase option by Branson Restaurants, Inc.; and (iii) $42,000 note dated October 5, 2005 payable to Ozark Mountain Bank for the acquisition of signage for the restaurant franchise bearing interest at prime plus 0.5% and due in six years. The repayment of all debt has been guaranteed by the Company. As of September 30, 2005, the Company has outstanding borrowings of $100,000 from Ms. Ann Bluto, a director of the Company. This loan bears interest at prime plus 2%. Proceeds from the loan were used to provide working capital for the Company.

         Stockholders' equity decreased from $2,235,866 at December 31, 2004 to $1,712,048 at September 30, 2005, reflecting the net loss for the first nine months of 2005 and the purchase and retirement of shares. Going forward, the Company expects to be able to finance its operations and immediate capital requirements from currently available cash and borrowing capacity, and cash flow from operations.

Contractual Obligations and Commercial Commitments
--------------------------------------------------

         The following table summarizes our long-term debt, capital lease obligations, and operating lease obligations as of September 30, 2005.


                                                          Less than                                     After 5
                                             Total          1 year       2-3 Years      4-5 Years        Years
                                         -----------     ----------      ---------      ---------       -----------
Aggregate annual maturities
of long-term debt                        $ 4,892,499      $196,693        $461,762       $304,243        $3,929,801

Payments on capital lease
obligations                                  149,534        12,686         132,956          3,892                --

Future minimum rental payments
under noncancellable operating
leases                                     6,232,500       103,750         220,000        220,000         5,688,750
                                         -----------     ----------      ---------      ---------       -----------

Totals                                   $11,274,533      $313,129        $814,718       $528,135        $9,618,551

         The Company's operating leases as noted above represent its only off-balance sheet arrangements. The Company leases land on which its facility is constructed and its theater system. The Company has made advance rental payments on the land and the theater system leases. The aggregate minimum rentals under operating leases with non-cancelable terms of one year or more total $6,128,750.

Factors Affecting Future Operating Results

         The Company's future operating results will depend, in large part, upon the Company's ability to maintain and to increase the market demand and presence for its products and services and to operate profitably and efficiently. The Company's ability to accomplish these objectives will depend on a number of factors, including the following:

         o Public perception of Branson, Missouri in general as a tourist destination;

         o The Company's relative presence and competitive position in the Branson, Missouri market;

         o The Company's ability to exhibit films and to provide live entertainment for which there is public acceptance;

         o    The Company's ability to deliver high quality food services;

         o Emergence of any competing entertainment and food service facilities in Branson, Missouri;

         o Success of the Company's efforts to expand and improve its entertainment and food offerings;

         o Public perception of the Company and its products and services, including statements made by industry analysts or consumers and adverse publicity resulting from such statements or from litigation filed against the Company;

         o Worldwide economic conditions, including overall travel and tourism;

         o Ability of the Company to profitably and efficiently manage its operations; and

         o The Company's ability to attract and retain competent, motivated employees.

         The Company cannot provide any assurance that it will be able to successfully manage, satisfy or influence any of these factors.

Results of Operations
---------------------

         Three Months Ended September 30, 2005 Compared to Three Months Ended September 30, 2004

                               9/30/2005  % of Revenue   9/30/2004  % of Revenue

Revenues                       $2,821,350      100.0%   $2,879,625       100.0%

Direct expenses                 2,036,922       72.1%    1,998,218        69.4%

General and administrative        241,585        8.6%      199,685         6.9%

Advertising and marketing         228,547        8.1%      229,572         8.0%

Depreciation and                  141,555        5.0%      137,617         4.7%
amortization

Gain (loss) on derivative             ---        0.0%       36,425         1.3%
financial instrument

Other income (expense)            (86,257)       3.1%     (117,298)        4.1%

Net Income                         86,484        3.1%      233,660         8.1%

         Revenues for the three months ended September 30, 2005 decreased 0.2% to $2,821,350 as compared to $2,879,625 for the same period in the prior year. The decrease is primarily a result of a decrease in attendance and revenue in the IMAX theater.

         Direct expenses were $2,036,922 for the three months ended September 30, 2005 representing 72.1% of revenues. This compares with direct expenses of $1,998,218 for the same period in the prior year, representing 69.4% of revenues. This increase in direct expense as a percent of revenue is primarily related to pre-opening expenses of the Montana Mike's restaurant.

         General and administrative expenses increased to $241,585 for the three months ended September 30, 2005 as compared to $199,685 for the same period in the prior year. This increase is attributed to an increase in salaries and payroll and an increase in legal and accounting fees for the period.

         Advertising and marketing expense was $228,547 for the three months ended September 30, 2005 compared to $229,572 for the same period in the prior year.

         Depreciation and amortization expense was $141,555 for the three months ended September 30, 2005 compared to $137,617 for the same period in the prior year. The increase is attributable to capital expenditures made during the period.

         The gain on derivative financial instrument reflects changes in the fair value of the Company's interest-rate swap agreement with Bank of America, N.A. which effectively fixes the interest rate of the Company's term note with the Bank. This derivative financial instrument was terminated during the second quarter of 2005. Other income (expense) was ($86,257) and ($117,298) for the three months ended September 30, 2005 and 2004, respectively. The greater part of these amounts was interest expense of $89,994 and $118,488 for the three months ended September 30, 2005 and 2004, respectively. This decrease in interest expense is related to the refinancing of the Company's long term debt at a lower interest rate.

         The Company's net income was $86,484 for the three months ended September 30, 2005 compared to a net income of $233,660 for the same period in the prior year.

         Nine Months Ended September 30, 2004 Compared to Nine Months Ended September 30, 2005

                             9/30/2005    % of Revenue   9/30/2004  % of Revenue

Revenues                     $6,387,962        100.0%   $6,522,004       100.0%

Direct expenses               4,865,450         76.2%    4,901,836        75.1%

General and administrative      690,650         10.9%      613,868         9.4%

Advertising and marketing       649,248         10.1%      618,075         9.5%

Depreciation and                428,933          6.7%      406,268         6.2%
amortization

Gain on derivative              100,790          1.6%      199,090         3.0%
financial instrument

Other income (expense)        (321,499)          5.0%    (354,412)         5.4%

Net income (loss)             (467,028)          7.3%    (173,365)         2.7%

         Revenues for the nine months ended September 30, 2005 decreased 2.0 percent to $6,387,962 as compared to $6,522,004 for the same period in the prior year. The decrease is a result of a decrease in attendance and revenue in the IMAX theater. Most other segments of the Company's operation experienced a modest increase in revenues during the period.

         Direct expenses were $4,865,450 for the nine months ended September 30, 2005 representing 76.2% of revenues. This compares with direct expenses of $4,901,836 for the same period in the prior year, representing 75.1% of revenues. Direct operating expenses decreased by $36,386 over the same period in the prior year. The decrease is primarily attributable to a decrease in theater and concession expenses and the expenses of mall operations. These decreases were partially offset by pre-opening expenses for the Montana Mike's restaurant.

         General and administrative expenses increased to $690,650 for the nine months ended September 30, 2005 as compared to $613,868 for the same period in the prior year. This increase is attributed to an increase in salaries and payroll and an increase in legal and accounting fees for the period.

         Advertising and marketing expense was $649,248 for the nine months ended September 30, 2005 compared to $618,075 for the same period in the prior year.

         Depreciation and amortization expense was $428,933 for the nine months ended September 30, 2005 compared to $406,268 for the same period in the prior year. The increase is attributable to capital expenditures made during the period.

         The gain on derivative financial instrument reflects changes in the fair value of the Company's interest-rate swap agreement with Bank of America, N.A. which effectively fixes the interest rate of the Company's term note with the Bank. This derivative financial instrument was terminated during the second quarter of 2005.

         Other income (expense) was ($321,499) and ($354,412) for the nine months ended September 30, 2005 and 2004, respectively. The greater part of these amounts was interest expense of $329,511 and $356,414 for the nine months ended September 30, 2005 and 2004, respectively. This decrease in interest expense is related to refinancing of the Company's long term debt at a lower rate.

         The Company's net loss was $467,028 for the nine months ended September 30, 2005 compared to a net loss of $173,365 for the same period in the prior year.